Exhibit 10.12

AMENDED AND RESTATED OFFICE LEASE

706 MISSION STREET

SAN FRANCISCO, CALIFORNIA

706 MISSION STREET CO LLC,

a Delaware limited liability company

as Landlord,

and

YELP, INC.,

a Delaware corporation

as Tenant

(i)

EXHIBITS

A	INTENTIONALLY OMITTED

B-l	OUTLINE OF FLOOR PLAN OF EXISTING PREMISES

B-2	OUTLINE OF FLOOR PLAN OF EXPANSION PREMISES

C-1	TENANT WORK LETTER

D	AMENDMENT TO LEASE

E	RULES AND REGULATIONS

F	FORM OF TENANT’S ESTOPPEL CERTIFICATE

G	JANITORIAL SERVICES

H	CALIFORNIA ASBESTOS NOTICE

(ii)

706 MISSION STREET

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Amended and Restated Office Lease. Each reference in the Amended and Restated Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Amended and Restated Office Lease, the terms of the Amended and Restated Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Amended and Restated Office Lease.

TERMS OF LEASE	DESCRIPTION
(References are to the Amended and Restated Office Lease)

1. Effective Date:	October 1, 2009.

2. Landlord:	706 Mission Street Co LLC, a Delaware limited liability company

3. Address of Landlord (Section 24.19):

706 Mission Street Co LLC

c/o JMA Ventures, LLC

706 Mission Street, 9th Floor

San Francisco, CA 94103

Attn: Todd Chapman

with a copy to:

Millennium Partners

735 Market Street, 4th Floor

San Francisco, CA 94103

Attn: Sean Jeffries

4. Tenant:	Yelp, Inc., a Delaware corporation

5. Address of Tenant (Section 24.19):	706 Mission Street, Suite 800 San Francisco, California 94103 Attention: Vlado Herman / Geoff Donaker

6. Premises (Article 1):

6.1. Building:	706 Mission Street, San Francisco, California, which consists of approximately 103,480 rentable square feet.

6.2. Existing Premises:	Approximately 9,801 rentable square feet of space known as Suite 300 located on the third (3rd) floor of the Building (the “3rd Floor Premises”), approximately 9,801 rentable square feet of space known as Suite 700 located on the seventh (7th) floor of the Building (the “7th Floor Premises”), and approximately 9,801 rentable square feet of space known as Suite 800 located on the eighth (8th) floor of the Building (the “8th Floor Premises”), as set forth in Exhibit B-l attached hereto.

6.3. Expansion Premises:	Approximately 9,801 rentable square feet of space known as Suite 900 located on the ninth (9th) floor of the Building (the “9th Floor Expansion Premises”), and approximately 9,801 rentable square feet of space known as Suite 1000 located on the tenth (10th) floor of the Building (the “10th Floor Expansion Premises”), as set forth in Exhibit B-2 attached hereto.

7. Term (Article 2).

7.1 Lease Term:	Forty-eight (48) months.

7.2 Lease Commencement Date:	October 1, 2009.

7.3 9th Floor Expansion Commencement Date:	The earlier of (a) the date on which Tenant first commences to conduct business in the 9th Floor Expansion Premises, and (b) the date of Substantial Completion (as defined in the Tenant Work Letter attached hereto as Exhibit C-l (the “Tenant Work Letter”)) of the 9th Floor Expansion Premises, which date is estimated to be March 1, 2010.

7.4 10th Floor Expansion Commencement Date:	The earlier of (a) the date on which Tenant first commences to conduct business in the 10th Floor Expansion Premises, and (b) the date of Substantial Completion (as defined in the Tenant Work Letter attached) of the 10th Floor Expansion Premises, which date is estimated to be June 15, 2010.

7.5 Lease Expiration Date:	September 30, 2013.

-ii-

8. Base Rent for Existing Premises (Article 3):

Period During Lease Term*	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
Lease Year 1	$573,358.56	$47,779.88	$19.50
Lease Year 2	$632,164.56	$52,680.38	$21.50
Lease Year 3 – Lease Expiration Date	$690,970.56	$57,580.88	$23.50

*	Notwithstanding anything to the contrary contained in the foregoing schedule of Base Rent, Tenant shall be entitled to rent credits in accordance with Sections 3.2, 3.3, and 3.4 below.

Base Rent for the Expansion Premises shall be as set forth in Sections 1.6.4 and 1.7.4.

9. Additional Rent (Article 4).

9.1 Base Year	Calendar year 2010.

9.2 Tenant’s Share of Direct Expenses for Existing Premises:	Approximately 28.41%.

9.3 Tenant’s Share of Direct Expenses for 9th Floor Expansion Premises:	Approximately 9.47%.

9.4 Tenant’s Share of Direct Expenses for 10th Floor Expansion Premises	Approximately 9.47%.

10. Security Deposit (Article 20):	$150,000.00.

11. Brokers (Section 24.25):

Landlord Broker:

The CAC Group

255 California Street, 2nd Floor

San Francisco, CA 94111

Attn: Jenny Haeg / Gary Arabian

Tenant Broker:

CBRE, Inc.

101 California Street, 44th Floor

San Francisco, CA 94111

Attn: Jon Wittemyer / Tim Kazul

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706 MISSION STREET

AMENDED AND RESTATED OFFICE LEASE

This Amended and Restated Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Amended and Restated Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the Effective Date set forth in Section 1 of the Summary, is made by and between 706 Mission Street Co LLC, a Delaware limited liability company (“Landlord”), and Yelp, Inc., a Delaware corporation. (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant previously entered into that certain Office Lease dated as of October 1, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 21, 2008 (the “First Amendment” and, together with the Original Lease, the “Existing Lease”), pursuant to which Landlord leases to Tenant the Existing Premises of the Building.

B. Landlord and Tenant now desire to amend the Lease in certain respects, including (i) expanding the Premises of the Lease to include the 9th Floor Expansion Premises and the 10th Floor Expansion Premises, (ii) extending the term of the Lease, and (iii) modifying various other terms and provisions of the Lease, all as hereinafter provided. Rather than amending the Existing Lease, Landlord and Tenant desire to amend and restate the terms of the Existing Lease in their entirety as set forth herein.

C. Landlord and Tenant hereby agree that, effective as of the date in Section 1 of the Summary, the terms of this Lease shall amend and restate the Existing Lease in its entirety and shall thereafter supersede the terms of the Existing Lease and control the agreement between Landlord and Tenant with respect to the Existing Premises and the Expansion Premises; provided, however, Tenant shall remain liable for and shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or judgments arising from any breach or default by Tenant which arose under the Existing Lease prior to the date hereof. Tenant hereby represents and warrants that: (i) Tenant is the rightful owner of all of the tenant’s interest in the Existing Lease; (ii) Tenant has the full right, power and authority to enter into this Lease, notwithstanding any remaining obligations under the Existing Lease; and (iii) no other person or entity has an interest in the Existing Lease, collateral or otherwise.

A G R E E M E N T:

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Premises”). The outline of the floor plan of the Existing Premises is set forth in Exhibit B-l and the outline of the Expansion Premises is set forth in Exhibit B-2 attached hereto. The Building, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property.” Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that (i) the manner in which such public and common areas are maintained and operated shall be in a manner comparable to other office buildings of the same class located in the same general area of San Francisco and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time for its tenants generally, and (ii) Tenant shall have no right to use any portion of the Building or of the Real Property for parking for Tenant or Tenant’s employees, visitors and/or invitees. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof; provided that in making any such alterations, additions or changes Landlord shall use commercially reasonable efforts to minimize any unreasonable interference to Tenant’s use and occupancy of the Premises.

1.2 Condition of Existing Premises. Landlord and Tenant acknowledge that Tenant is currently occupying the Existing Premises pursuant to the Existing Lease; therefore, except as otherwise expressly provided herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Existing Premises, and Tenant shall continue to accept the Existing Premises and the Building in their presently existing, “as-is” condition.

1.3 Tenant Improvement Allowance. Landlord shall pay to Tenant, in accordance with this Section 1.3, an amount not to exceed the sum of (A) $49,005.00 (i.e., $5.00 per rentable square foot of the 3rd Floor Premises multiplied by 9,801 rentable square feet) and (B) $32,343.00 (i.e., ten percent (10%) of the commission due to Tenant’s Broker) (collectively, the “Tenant Improvement Allowance”), provided as of the date on which Landlord is required to make any payment or credit thereof, (i) this Lease is in full force and effect, and (ii) no default by Tenant then exists. The Tenant Improvement Allowance shall be payable on account of costs of labor, fixtures, equipment and consultant fees (which fees shall not exceed $1,470.15, i.e., $0.15 per rentable square foot of the 3rd Floor Premises) directly related to, and materials delivered to the Premises in connection with, any Alterations performed by Tenant in accordance with the terms and conditions of Article 8 below at any time prior to October 1, 2010. Except as expressly set forth below, Tenant shall not be entitled to receive any portion of the Tenant Improvement Allowance not actually expended by Tenant pursuant to the immediately preceding sentence. Landlord shall make payments, from time to time but not more frequently than once per month, of any applicable portion of the Tenant Improvement Allowance to Tenant within thirty (30) days after submission by Tenant to Landlord of a written requisition therefor, signed by the chief financial officer of Tenant and accompanied by (A) copies of paid invoices covering Tenant’s performance of all Alterations theretofore approved by Landlord in accordance with Article 8 below, (B) a written certification from Tenant’s architect stating that all Alterations described on such invoices (if applicable) have been completed in accordance with the final plans therefor, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant final, unconditional waivers and releases of lien with respect to such work (copies of which shall be included with such architect’s certification), (C) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by all governmental bodies having jurisdiction over the Building with respect to any Alterations performed by Tenant, (D) final “as-built” plans and specifications for any Alterations performed by Tenant, and (E) such other documents and information as Landlord may reasonably request. Tenant shall pay all costs of any Alterations in excess of the Tenant Improvement Allowance. As of October 1, 2010, any unexpended portion of the Tenant Improvement Allowance shall be applied as a credit against the monthly Base Rent attributable to the 3rd Floor Premises only otherwise due pursuant to this Lease.

1.4 Intentionally Omitted.

1.5 Rentable Square Feet. The rentable and usable square feet of the Existing Premises is as set forth in Section 6.2 of the Summary, the rentable and usable square feet of the 9th Floor Expansion

Premises and the 10th Floor Expansion Premises are as set forth in Section 6.3 of the Summary, and the rentable square feet of the Building is as set forth in Section 6.1 of the Summary. The rentable and usable square feet of the Premises and the rentable square feet of the Building are not subject to adjustment or remeasurement by Tenant.

1.6 9th Floor Expansion Premises. The Premises shall be expanded to include the rentable square footage of the “9th Floor Expansion Premises,” as that term is defined in Section 6.3 of the Summary and as set forth in this Section 1.6 and this Lease.

1.6.1 9th Floor Expansion Premises. Effective as of the earlier of (a) the date on which Tenant first commences to conduct business in the 9th Floor Expansion Premises, and (b) the date of Substantial Completion (as defined in the Tenant Work Letter) of the 9th Floor Expansion Premises (the “9th Floor Expansion Commencement Date”), Tenant shall lease from Landlord the 9th Floor Expansion Premises. Consequently, effective as of the 9th Floor Expansion Commencement Date, the 9th Floor Expansion Premises shall become part of the Premises for all purposes hereunder and, except as set forth in this Section 1.6, shall be subject to every term and condition of this Lease, and the Premises shall be increased to include the 9th Floor Expansion Premises. Commencing on the 9th Floor Expansion Commencement Date, the Existing Premises, the 9th Floor Expansion Premises, and the 10th Floor Expansion Premises (if the 10th Floor Expansion Commencement Date (as hereinafter defined) shall have occurred) shall hereinafter collectively be referred to as the “Premises,” and all references to the “Premises” in this Lease shall be deemed to refer to the Premises as defined herein. Landlord shall use commercially reasonable efforts to deliver the 9th Floor Expansion Premises on or before March 1, 2010.

1.6.2 Lease Term of 9th Floor Expansion Premises. The term of Tenant’s lease of the 9th Floor Expansion Premises (the “9th Floor Expansion Term”) shall commence on the 9th Floor Expansion Commencement Date and expire on the Lease Expiration Date, unless sooner terminated as provided in this Lease.

1.6.3 Condition of 9th Floor Expansion Premises. Tenant has inspected the 9th Floor Expansion Premises and agrees, except as otherwise provided in the Tenant Work Letter, (a) to accept possession of the 9th Floor Expansion Premises in the condition existing as of the date of this Lease “as is”, and (b) that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the 9th Floor Expansion Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the 9th Floor Expansion Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease with respect to the 9th Floor Expansion Premises, Tenant has accepted possession of the 9th Floor Expansion Premises in its then current condition, and at the time such possession was taken, the 9th Floor Expansion Premises were in a good and satisfactory condition as required by this Lease.

1.6.4 Base Rent for 9th Floor Expansion Premises. Commencing on the 9th Floor Expansion Commencement Date, in addition to paying all Base Rent and other Rent associated with the Existing Premises pursuant to this Lease, Tenant shall, in accordance with the terms of this Lease, pay to Landlord additional Base Rent for the 9th Floor Expansion Premises at the same rental rate per rentable square foot as is then being paid for the Premises.

1.6.5 Tenant’s Share/Direct Expenses. Notwithstanding anything to the contrary contained in this Lease, commencing on the 9th Floor Expansion Commencement Date, Tenant’s Share shall be amended to be 47.35% if the 10th Floor Expansion Commencement Date (as hereinafter defined)

shall have occurred and 37.88% if the 10th Floor Expansion Commencement Date shall not have occurred.

1.6.6 9th Floor Expansion Rent Credit. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the 9th Floor Premises (the “9th Floor Expansion Rent Credit”) in an amount equal to Fifteen Thousand Nine Hundred Twenty-Six and 62/100 ($15,926.62) for each of March 2010, May 2010 and July 2010 (the “9th Floor Premises Rent Credit Period”). If a default by Tenant shall occur under this Lease beyond any applicable notice and cure period, then, in addition to any other remedies Landlord may have under this Lease, Landlord, at its option, may elect, by delivery of written notice to Tenant, that the dollar amount of the unapplied portion of the 9th Floor Premises Rent Credit as of such default by Tenant shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event the 9th Floor Premises Rent Credit Period shall terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The 9th Floor Premises Rent Credit set forth in this Section 1.6.6 shall be personal to the originally named Tenant under the Lease (the “Original Tenant”) and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

1.7 10th Floor Expansion Premises. The Premises shall be expanded to include the rentable square footage of the “10th Floor Expansion Premises,” as that term is defined in Section 6.3 of the Summary and as set forth in this Section 1.7 and this Lease.

1.7.1 10th Floor Expansion Premises. The Premises shall be expanded to include the rentable square footage of the “10th Floor Expansion Premises,” as that term is defined in Section 6.3 of the Summary, and as set forth in this Section 1.7 and this Lease. Effective as of the earlier of (a) the date on which Tenant first commences to conduct business in the 10th Floor Expansion Premises, and (b) the date of Substantial Completion (as defined in the Tenant Work Letter) of the 10th Floor Expansion Premises (the “10th Floor Expansion Commencement Date”), Tenant shall lease from Landlord the 10th Floor Expansion Premises. Consequently, effective as of the 10th Floor Expansion Commencement Date, the 10th Floor Expansion Premises shall become part of the Premises for all purposes hereunder and, except as set forth in this Section 1.7, shall be subject to every term and condition of this Lease, and the Premises shall be increased to include the 10th Floor Expansion Premises. Commencing on the 10th Floor Expansion Commencement Date, the Existing Premises, the 9th Floor Expansion Premises (if the 9th Floor Expansion Commencement Date shall have occurred), and the 10th Floor Expansion Premises shall hereinafter collectively be referred to as the “Premises,” and all references to the “Premises” in this Lease shall be deemed to refer to the Premises as defined herein. Landlord shall use commercially reasonable efforts to deliver the 10th Floor Expansion Premises on or before June 15, 2010.

1.7.2 Lease Term of 10th Floor Expansion Premises. The term of Tenant’s lease of the 10th Floor Expansion Premises (the “10th Floor Expansion Term”) shall commence on the 10th Floor Expansion Commencement Date and expire on the Lease Expiration Date, unless sooner terminated as provided in this Lease.

1.7.3 Condition of 10th Floor Expansion Premises. Tenant has inspected the 10th Floor Expansion Premises and agrees, except as otherwise provided in the Tenant Work Letter, (a) to accept possession of the 10th Floor Expansion Premises in the condition existing as of the date of this Lease “as is”, and (b) that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the 10th Floor Expansion Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the 10th Floor Expansion Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease with respect to the 10th Floor Expansion Premises, Tenant has accepted possession of the 10th Floor Expansion Premises in its then current condition, and at the time such possession was taken, the 10th Floor Expansion Premises were in a good and satisfactory condition as required by this Lease.

1.7.4 Base Rent for 10th Floor Expansion Premises. Commencing on the 10th Floor Expansion Commencement Date, in addition to paying all Base Rent and other Rent associated with the Existing Premises pursuant to this Lease, Tenant shall, in accordance with the terms of this Lease, pay to Landlord additional Base Rent for the 10th Floor Expansion Premises at the same rental rate per rentable square foot as is then being paid for the Premises.

1.7.5 Tenant’s Share/Direct Expenses. Notwithstanding anything to the contrary contained in this Lease, commencing on the 10th Floor Expansion Commencement Date, Tenant’s Share shall be amended to be 47.35% if the 9th Floor Expansion Commencement Date shall have occurred and 37.88% if the 9th Floor Expansion Commencement Date shall not have occurred.

1.7.6 10th Floor Expansion Rent Credit. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the 10th Floor Premises (the “10th Floor Expansion Rent Credit”) in an amount equal to Fifteen Thousand Nine Hundred Twenty-Six and 62/100 ($15,926.62) for each of June 2010, August 2010 and October 2010 (the “10th Floor Premises Rent Credit Period”). If a default by Tenant shall occur under this Lease beyond any applicable notice and cure period, then, in addition to any other remedies Landlord may have under this Lease, Landlord, at its option, may elect, by delivery of written notice to Tenant, that the dollar amount of the unapplied portion of the 10th Floor Premises Rent Credit as of such default by Tenant shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event the 10th Floor Premises Rent Credit Period shall terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The 10th Floor Premises Rent Credit set forth in this Section 1.7.6 shall be personal to the Original Tenant and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and, with respect to the Existing Premises, shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.5 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant an Amendment to Lease in the form as set forth in Exhibit D, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof unless Tenant reasonably believes that the provisions of such amendment are not accurate.

2.2 No Lease Extension. Tenant expressly agrees and acknowledges that this is a Lease set to expire on September 30, 2013 (subject to earlier termination pursuant to the terms of this Lease) and that Tenant understands and agrees that, except as set forth in Article 17 below, Tenant will have no options to extend or renew the Lease Term beyond the Lease Expiration Date. Landlord has advised Tenant that Landlord is in the process of planning for a redevelopment of the Building and the Real Property upon which it sits (the “Landlord Redevelopment”) and that Landlord would be significantly damaged should Tenant not vacate the Premises on the Lease Expiration Date, and Tenant is agreeing to indemnify Landlord for any reasonable damages incurred by Landlord as a result of Tenant’s failure to vacate pursuant to Article 15 below.

[ILLEGIBLE]
Tenant Acknowledgement

2.3 Tenant’s Termination Right. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period as of the date of Tenant’s delivery of the “Termination Notice,” as that term is defined below, Tenant shall have the one-time right to terminate and cancel this Lease, effective as of March 31, 2013 (the “Early Termination Date”), provided that (i) Landlord receives written notice (the “Termination Notice”) from Tenant on or before the date which is twelve (12) months prior to the Early Termination Date stating that Tenant is electing to terminate this Lease pursuant to the terms and conditions of this Section 2.3, and (ii) concurrently with Landlord’s receipt of the Termination Notice, Landlord receives from Tenant the “Termination Fee,” as that term is defined below, as consideration for and as a condition precedent to such early termination. The “Termination Fee” shall be equal to the sum of the following:

(a) The unamortized amount as of the Early Termination Date of leasing commissions incurred by Landlord for the Premises, plus

(b) The unamortized amount as of the Early Termination Date of the Tenant Improvement Allowance, plus

(c) The unamortized amount as of the Early Termination Date of any costs expended by Landlord for the Landlord Work, plus

(d) The unamortized amount as of the Early Termination Date of any costs expended by Landlord for the 9th Floor Tenant Improvements, including without limitation, (a) payment of the fees of any architect, space planner, and/or engineer, (b) payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Approved Working Drawings,” as such term is defined in the Tenant Work Letter, and (c) the cost of construction of the 9th Floor Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, after-hours utilities usage, and contractors’ fees and general conditions, plus

(e) The unamortized amount as of the Early Termination Date of any costs expended by Landlord for the 10th Floor Tenant Improvements, including without limitation, (a) payment of the fees of any architect, space planner, and/or engineer, (b) payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Approved Working Drawings,” as such term is defined in the Tenant Work Letter, and (c) the cost of construction of the 10th Floor Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, after-hours utilities usage, and contractors’ fees and general conditions.

The unamortized amounts set forth in the foregoing Sections 2.3(a) through 2.3(e) shall be calculated on a straight-line basis over the applicable lease term (i.e., for such costs which are applicable to the Original Premises, the amortization shall be on a straight-line basis over the Lease Term, and for such costs which are applicable to any Expansion Premises, the amortization shall be on a straight-line basis over the lease term for such Expansion Premises), with interest at the rate of seven percent (7%) per annum.

The termination right contained in this Section 2.3 shall be personal to the Original Tenant or a Permitted Transferee, and may only be exercised by the Original Tenant or a Permitted Transferee (but not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease). Provided that Tenant terminates this Lease in accordance with the terms of this Section 2.3, then this Lease shall terminate as of the Early Termination Date with the same force and effect as if this Lease were scheduled to expire in accordance with its terms on the Early Termination Date, and, without limiting the generality of the foregoing, Tenant shall surrender possession of the Premises to Landlord on the Early Termination Date in the condition required pursuant to the terms of this Lease.

2.4 Landlord Termination Right. Landlord shall have the one-time right to terminate and cancel this Lease, effective as of the Early Termination Date, provided that (i) Tenant receives written notice from Landlord on or before the date which is twelve (12) months prior to the Early Termination Date stating that Landlord is electing to terminate this Lease, pursuant to the terms and conditions of this Section 2.4, (ii) Landlord shall have determined using Landlord’s good faith commercially reasonable judgment that the continuance of the Lease would delay the Landlord Redevelopment, and (iii) Tenant receives from Landlord on or before the Early Termination Date, a moving fee in an amount not to exceed Two and No/Dollars ($2.00) per rentable square foot of the Premises then leased by Tenant, as consideration for such early termination.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 3rd Floor Premises Rent Credit. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the 3rd Floor Premises (the “3rd Floor Premises Rent Credit”) for the period commencing on the later of (a) the 9th Floor Expansion Commencement Date (as hereinafter defined) and

(b) the 10th Floor Expansion Commencement Date (as hereinafter defined), and continuing through March 31, 2011 (the “3rd Floor Premises Rent Credit Period”). If a default by Tenant shall occur under this Lease beyond any applicable notice and cure period, then, in addition to any other remedies Landlord may have under this Lease Landlord, at its option, may elect, by delivery of written notice to Tenant, that the dollar amount of the unapplied portion of the 3rd Floor Premises Rent Credit as of such default by Tenant shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event the 3rd Floor Premises Rent Credit Period shall terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The 3rd Floor Premises Rent Credit set forth in this Section 3.2 shall be personal to the Original Tenant and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

3.3 7th Floor Premises Rent Credit. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the 7th Floor Premises (the “7th Floor Premises Rent Credit”) in an amount equal to Fifteen Thousand Nine Hundred Twenty-Six and 62/100 ($15,926.62) for each of January 2010, March 2010 and May 2010 (the “7th Floor Premises Rent Credit Period”). If a default by Tenant shall occur under this Lease, then, in addition to any other remedies Landlord may have under this Lease beyond any applicable notice and cure period, Landlord, at its option, may elect, by delivery of written notice to Tenant, that the dollar amount of the unapplied portion of the 7th Floor Premises Rent Credit as of such default by Tenant shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event the 7th Floor Premises Rent Credit Period shall terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The 7th Floor Premises Rent Credit set forth in this Section 3.3 shall be personal to the Original Tenant and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

3.4 8th Floor Premises Rent Credit. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the 8th Floor Premises (the “8th Floor Premises Rent Credit”) in an amount equal to Fifteen Thousand Nine Hundred Twenty-Six and 62/100 ($15,926.62) for each of January 2010, March 2010 and May 2010 (the “8th Floor Premises Rent Credit Period”). If a default by Tenant shall occur under this Lease beyond any applicable notice and cure period, then, in addition to any other remedies Landlord may have under this Lease, Landlord, at its option, may elect, by delivery of written notice to Tenant, that the dollar amount of the unapplied portion of the 8th Floor Premises Rent Credit as of such default by Tenant shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event the 8th Floor Premises Rent Credit Period shall terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The 8th Floor Premises Rent Credit set forth in this Section 3.4 shall be personal to the Original Tenant and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.9 and 4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 for periods attributable during the Lease Term shall survive the expiration of the Lease Term. The parties acknowledge and agree that, as of the Lease Commencement Date, neither party has any outstanding obligation to pay, reimburse or credit the other party for any Operating Expenses under the Original Lease.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.2 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.4 “Expense Year” shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive- month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.5 “Operating Expenses” shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Building and Real Property, including, without limitation, any amounts paid for: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other “Systems and Equipment” (as defined in Section 4.2.6 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (iii) the cost of insurance premiums for insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building and Real Property; (v) any equipment rental agreements or management agreements (including the cost of any management fee (subject to the limitations set forth below) and the fair rental value of any office space provided thereunder); (vi) subject to clause (P) below, wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building and Real Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or Real Property; (viii) the cost of janitorial service, alarm and security service, window cleaning, trash removal, maintenance and repair of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and repair of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (x) the cost of any capital improvements or other costs (a) which are intended as a labor-

saving device or to effect other economies in the operation or maintenance of the Building and Real Property, or (b) made to the Building or Real Property after the Lease Commencement Date that are required under any governmental law or regulation enacted or enforced after the Lease Commencement Date, provided, however, that if any such cost described in (a) or (b) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its reasonable useful life. If the Building is not fully occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate in a fair and non-discriminatory manner, some or all of the Operating Expenses among different tenants of the Building (the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Notwithstanding the foregoing, Operating Expenses shall not, however, include:

(A) bad debt expenses and interest, penalties, fines, principal payments, attorneys’ fees, points and fees on debts, including lender costs and closing costs (except in connection with the financing of items which may be included in Operating Expenses) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building;

(B) marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

(C) except as otherwise provided in this Lease, legal and accounting fees incurred by Landlord;

(D) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

(E) the cost of providing any service directly to and paid directly by any tenant;

(F) the cost of special services to any tenant not provided to all tenants;

(G) intentionally omitted;

(H) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard accounting practices and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(I) Landlord’s general corporate overhead and general and administrative expenses;

(J) costs arising from Landlord’s charitable or political contributions;

(K) rent and other payments under any ground or underlying lease of the Building;

(L) costs, including, but not limited to, attorneys’ fees associated with the operation of the business of the partnership or entity which constitutes Landlord or other real property owned by Landlord as the same are distinguished from the costs of the maintenance, repair and operation of the Building, including partnership accounting and legal matters, costs of defending any claims or lawsuits with any mortgagee, and costs of any disputes between Landlord and its employees, disputes of Landlord with Building management or personnel or with other tenants;

(M) costs occasioned by casualties or by the exercise of the power of eminent domain;

(N) advertising and promotional expenditures or any expenditures for artwork, sculptures or similar items;

(O) costs associated with or incurred in connection with the Landlord Redevelopment;

(P) salaries and other benefits paid to the employees of Landlord to the extent attributable to personnel above the level of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant;

(Q) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or Costs incurred in connection with the operation of any retail, restaurant and garage operations for the Building;

(R) any fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

(S) depreciation and amortization or any reserves of any kind; or

(T) any cost or expense related to monitoring, testing, removal, cleaning, abatement or remediation of any “hazardous material”, including toxic mold, in or about the Building or Real Property, and including, without limitation, hazardous substances in the ground water or soil.

4.2.6 “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

4.2.7 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein.

4.2.7.1 Tax Expenses shall include, without limitation:

(a) Any tax on Landlord’s rent, right to rent or other income from the Real Property or as against Landlord’s business of leasing any of the Real Property;

(b) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(c) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(d) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(e) Subject to Section 4.2.7.3 below, any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.7.2 Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. In no event shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

4.2.7.3 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, which was adopted by the voters of the State of California in the November 1978 election (“Proposition 8”), and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.7.3 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Section 4.2.7.1 above.

4.2.7.4 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, capital levy taxes, revenue taxes, inheritance and succession taxes, estate taxes, transfer taxes, federal, state and local net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Building or Real Property), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 of this Lease and (iv) any interest or penalties incurred by Landlord as a result of Landlord’s late payment of any Taxes.

4.2.8 “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2 below, and as Additional Rent, an amount equal to the excess (the “Excess”). It is expressly acknowledged, however, that Tenant shall not be obligated to pay any Direct Expenses until the expiration of the Base Year.

4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall use its commercially reasonable efforts to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess.

Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, by the later of thirty (30) days after receipt of such statement or with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.3.3 of this Lease provided if such Statement shows that the Estimated Excess paid by Tenant for such Expense Year exceeds the actual Direct Expenses payable by Tenant for such Expense Year then Landlord shall credit Tenant’s next payment of Additional Rent with such overpayment, provided that if the Lease Term has expired Landlord shall refund such overpayment within thirty (30) days. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of such statement, to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease; provided that if the Estimated Excess paid by Tenant for such Expense Year exceeds the actual Direct Expenses payable by Tenant for such Expense Year then Landlord shall refund the amount of such overpayment within thirty (30) days. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term. Upon Tenant’s written request, Landlord agrees to provide Tenant with copies of reasonable documentation to enable Tenant to verify the accuracy of the charges hereunder; provided, however, that Tenant shall not be entitled to make such request unless the Direct Expenses or a specific category of Direct Expenses (other than taxes, insurance costs or utilities) have increased by more than twenty percent (20%) over the prior Expense Year.

4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable, good faith estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Direct Expenses, which shall be based upon the Estimate, to Tenant’s Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12th) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord within thirty (30) days of demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-

out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days of the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within fifteen (15) days of the date they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus three percent (3%), or (ii) the highest rate permitted by applicable law.

4.6 Landlord’s Books and Records. Within one hundred eighty (180) days after receipt by Tenant of a Statement for the Expense Year that is calendar year 2010 or a subsequent Expense Year, if Tenant disputes the amount of Direct Expenses set forth in the Statement, a reputable certified public accountant (which accountant is a member of a reputable independent nationally or regionally recognized accounting firm and has had previous experience in reviewing financial operating records of landlords of office buildings; provided that such accountant is not retained by Tenant on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the particular Statement at issue, at Landlord’s offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure period provided under this Lease) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Direct Expenses set forth in any Statement within one hundred eighty (180) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Direct Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. In any event, Landlord shall make an appropriate reimbursement to Tenant of the amount that is determined to be owing to Tenant due to any such overstatement, provided that any such reimbursement may, at Landlord’s option, instead be credited against the Tenant’s Share of Direct Expenses next coming due under this Lease, unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. In no event shall this Section 4.6 be deemed to allow any review of any of Landlord’s records by any subtenant of Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE 5

USE OF PREMISES

5.1 General Provisions. Tenant shall use the Premises solely for general office purposes (including computer and data rooms ancillary thereto, the size of which shall be mutually agreed upon by Landlord and Tenant) and such other lawful uses incidental thereto, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever, without Landlord’s prior written consent which consent may be withheld by Landlord in its sole and absolute discretion. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall faithfully observe and comply with the Rules and Regulations (as set out in Exhibit E) which may be updated and changed at the reasonable discretion of Landlord; provided that all such Rules and Regulations shall be reasonable and shall be applied by Landlord in a non-discriminatory fashion against all office tenants of the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Building; provided that Landlord shall use commercially reasonable efforts to provide Tenant with notice of any covenants, conditions, and restrictions affecting the Building that are recorded after the Lease Commencement Date.

5.2 Other Terms.

5.2.1 Prohibition. Tenant shall not cause or permit any “Hazardous Material” as that term is defined below, to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Building by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees; provided Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.1 or Section 5.2.2. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the foregoing prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees. In the event that Hazardous Materials are discovered upon, in, or under the Building, and any governmental agency or entity having jurisdiction over the Building requires the removal of such

Hazardous Material, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the generation, use, storage, treatment, discharge, release, spill or disposal of such Hazardous Material by Tenant or its affiliates, agents, employees, contractors, sublessees assignees or invitees at the Building in violation of this Article 5 or applicable environmental laws.

5.2.2 Notice Requirements. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Building without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto. Upon notice of such condition, Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building or any portion thereof, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials laws; (iii) any claim made or threatened by any person against Tenant, the Premises or the Building relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, or, under or about or removed from the Premises or the Building, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Hazardous Materials. The respective rights and obligations of Tenant and Landlord under this Article 5 shall survive the expiration or earlier termination of this Lease.

5.2.3 Definitions. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “infectious wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any federal, state or local laws, regulations or ordinances and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) to the Premises from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the “Holidays”). Tenant may, after reasonable notice to Landlord and at reasonable times, review Landlord’s HVAC maintenance contract, at Landlord’s offices, provided that Tenant is not then in default, beyond any applicable notice and cure period, under this Lease. Landlord shall, within a commercially reasonable time after the Lease Commencement Date, invest approximately Forty Thousand and No/100 Dollars ($40,000.00) for upgrades to the HVAC system in the Premises, as further described on Exhibit A-l attached hereto.

Landlord shall, upon completion of the upgrade, provide Tenant with a reasonably detailed description of such upgrade. The expenditure by Landlord shall not be charged to Tenant, including, without limitation, as part of Tenant’s Share of Operating Expenses.

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord; provided that Tenant agrees that it has tested the existing electrical capacity of the Premises and represents that it is sufficient for its Permitted Use. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises in a manner consistent with other comparable buildings in the vicinity of the Building, and as more particularly described on Exhibit G attached hereto and incorporated herein by reference.

6.1.5 Landlord shall provide passenger elevator service to the Premises 24 hours per day on every day of the year, except for Holidays. Tenant may, after reasonable notice to Landlord and at reasonable times, review Landlord’s elevator maintenance contract, at Landlord’s offices, provided that Tenant is not then in default, beyond any applicable notice and cure period, under this Lease. Landlord shall, within a commercially reasonable time after the Lease Commencement Date, invest approximately Forty Thousand and No/100 Dollars ($40,000.00) for upgrades to the elevators in the Building. Landlord shall, upon completion of the upgrade, provide Tenant with a reasonably detailed description of such upgrade. The expenditure by Landlord shall not be charged to Tenant, including, without limitation, as part of Tenant’s Share of Operating Expenses.

6.1.6 Landlord shall provide window washing services for both the interior and exterior windows of the Premises no less than two (2) times per calendar year.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant’s consumption of electricity shall exceed the building standard usage for comparable buildings as reasonably determined by Landlord calculated on an annualized basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such utilities to Tenant at a commercially reasonable rate not to exceed $150.00 per hour, and (iii) Tenant shall pay such cost within ten (10) days after billing.

6.3 Interruption of Use. Excepting Landlord’s gross negligence or willful misconduct, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise (except as set forth in Sections 6.1.1 and 6.1.5 above and in Section 20.7 below), for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, excepting Landlord’s gross negligence or willful misconduct and except as otherwise set forth in this Lease, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services relating to maintenance of the Premises which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Landlord shall provide any such services at rates that are reasonably competitive with unaffiliated service providers of any such services, and Tenant shall pay to Landlord within thirty (30) days of billing, the sum of all costs to Landlord of such additional services plus a reasonable administration fee (not to exceed three percent (3%) of the cost of such services). Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair, and condition at all times during the Lease Term (reasonable wear and tear and damage by casualty excepted), which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, then Landlord may provide written notice to Tenant (the “Repair Notice”), which notice shall provide Tenant with a commercially reasonable time during which to make such repairs (except that no Repair Notice shall be required in the case of an emergency); further provided, however, that, if Tenant fails to make such repairs during the time set forth in the Repair Notice, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Tenant shall not be required, however, to make any repairs or alterations to the Premises required by any applicable law, code, statute or regulation in effect prior to the Lease Commencement Date where the Premises were not in compliance with such law, code, statute or regulation on the Lease Commencement Date.

7.2 Landlord’s Repairs. Notwithstanding anything contained in Section 7.1 above to the contrary, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the roof, walls, foundation, Systems and Equipment, basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. In the event of an emergency, Landlord shall use commercially reasonable good faith efforts to make any repairs (which are Landlord’s repair obligations under this Lease) necessary (as reasonably determined by Landlord) to fix such emergency within a reasonably practicable time; provided, however, if such emergency is caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, then Tenant shall pay to Landlord as additional rent, the reasonable cost of any such repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment. If Landlord consents to any Alterations, Landlord shall, at the time that it consents to such Alteration, notify Tenant in writing if Tenant shall be required to remove the same upon termination or expiration of this Lease. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations of the construction of Tenant's Improvements described in Section 1.2. Tenant’s Plans and Premises shall be governed by the terms of this Article 8 except, however, Landlord shall provide reasonable review and approval of Tenant’s Improvements within ten (10) days of receiving plans, specifications and working drawings for such work. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the structural portions of the Building or the Systems and Equipment; and (d) does not require work to be performed inside the walls, below the floor, or above the ceiling of the Premises.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, provided that any such contractors, mechanics and materialmen shall charge rates that are reasonably competitive with unaffiliated service providers, and any such materials shall be at costs reasonably competitive with unaffiliated first-class materials; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s reasonable construction rules and regulations; provided, however, that Tenant shall not, without the prior written consent of Landlord, obtain, or seek to obtain, any building permits for or related to the Building or otherwise contact any federal, state, county or city officials in connection with any Alterations to be constructed or repairs to be performed in the Building. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in a reasonable amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Tenant shall be required to hold regular construction meetings at the Premises with Landlord and all architects, engineers and contractors designing and constructing such Alterations and shall give Landlord at least three (3) days advance notice of the time of such construction meetings. In addition, for any Alterations in excess of $50,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment (other than Tenant’s personal property, including its furniture and equipment and trade fixtures) which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement installed by or for Tenant or Alteration (other than any improvements installed by or for Tenant or any Alterations existing in the Premises as of the Lease Commencement Date (with respect to the Existing Premises), as of the 9th Floor Expansion Commencement Date (with respect to the 9th Floor Expansion Premises), and as of the 10th Floor Expansion Commencement Date (with respect to the 10th Floor Expansion Premises)), upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal, provided, that Landlord, at the time that it consented to such improvement or Alteration, notified Tenant in writing that Tenant would be required to remove the same upon termination or expiration of this Lease. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such improvements and/or Alterations, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed by bond or otherwise on or before the date that is twenty (20) days following the date that notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant unless such loss or damage was caused by the gross negligence or willful misconduct of Landlord. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Building and Real Property; provided, however, that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to Tenant’s particular use of the Premises. If Tenant’s conduct or use of the Premises (other than the permitted use) causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) which is the earlier of (i) Tenant’s entry into the Premises to perform any work or commence business operations therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$1,000,000 each occurrence
Property Damage Liability	$3,000,000 annual aggregate

Limits can be addressed by a combination of a Primary and Umbrella policy. Maximum limit required for Property Damage Liability is $1,000,000 per occurrence and $3,000,000 in the aggregate.

Personal Injury Liability	$1,000,000 each occurrence
$3,000,000 annual aggregate
0% Insured’s participation
Limits can be addressed by a combination of a
Primary and Umbrella policy.

10.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) all other improvements, alterations, fixtures and additions to the Premises performed by or on behalf of Tenant. Such insurance shall be written on a Special Form Property Policy including coverage of physical loss or damage based on the replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4 Loss-of-income, business interruption, and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to or use of the Premises or the Building as a result of such perils.

10.3.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) with respect to the commercial general liability insurance, name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A- VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage reduced unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver Certificates of Insurance evidencing coverage as required within this lease to Landlord on or before the Lease Commencement Date and at least five (5) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth herein, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery by Landlord of bills to Tenant therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance or would have been insured against, had the insurance required by this Lease been carried).

10.5 Additional Insurance Obligations. In addition to the insurance to be maintained by Tenant pursuant to Section 10.3 above, Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.6 Landlord Insurance. Landlord shall maintain commercial general liability insurance against any and all damages and liability, including attorneys’ fees on account of arising out of injuries to or the death of any person or damage to property however occasioned, in, on or about the Building and any common area, with at least combined single limits of $5,000,000.00. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord with loss payable to Landlord (and to the holders of any mortgages, deeds of trust or ground leases on the Building) insuring loss or damage to the Building. The amount of such insurance will be equal to the full replacement cost of the Building, as reasonably determined by Landlord. Such policies shall insure against all risks of direct physical loss or damage subject to customary exclusions and any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies will also contain an agreed valuation provision in lieu of any coinsurance clause.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the gross negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Direct Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof;

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, each party shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932 (1), 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon sixty (60) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon sixty (60) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except in connection with a Permitted Transfer (as defined below), Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and subcontractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof,, and (v) such other information as Landlord may reasonably require. Any Transfer made under this Section 14.1 without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s reasonable legal fees incurred by Landlord (not to exceed $1,500 per Transfer), within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is engaged in a business which is not consistent with the quality of the Building as a multi-tenant office building;

14.2.2 The Transferee is not prepared to sign a separate express acknowledgement and indemnity protecting Landlord from and against all damages should such Transferee not vacate the Premises by the Lease Expiration Date.

14.2.3 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.4 The Transferee is either a governmental agency or instrumentality thereof;

14.2.5 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.6 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the particular assignment or sublease on the date consent is requested;

14.2.7 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

14.2.8 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.9 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord to lease space in the Building during the six (6)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord, other than in connection with a Permitted Transfer, fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer and (iii) any reasonable attorneys’ fees incurred to document such Transfer (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee solely in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event either (i) Tenant proposes to assign the entire Lease (other than in connection with a Permitted Transfer) or (ii) following any proposed Transfer (other than in connection with a Permitted Transfer) Tenant will occupy less than fifty-one percent (51%) of the Premises (not including any short term executive suite occupancy agreements), Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and if such deficiency exceeds five percent (5%) of the amount otherwise due, then Landlord’s reasonable third party audit costs.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of all or substantially all of the assets of Tenant within a twelve (12) month period.

14.7 Non Transfers. Notwithstanding anything to the contrary contained in this Lease, none of (i) an assignment of this Lease to a transferee of all or substantially all of the assets or capital stock of Tenant, (ii) an assignment of this Lease to a transferee which is either (A) the resulting entity of a merger or consolidation of Tenant with another entity or (B) acquiring all or substantially all of the assets of Tenant, or (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (collectively, a “Permitted Transfer”) shall be deemed a Transfer under Article 14 of this Lease (and thus shall not be subject to Landlord’s prior consent or recapture rights pursuant to Sections 14.1 and 14.2 or rights to receive any Transfer Premium pursuant to Section 14.3), provided that (1) Tenant notifies Landlord of any such assignment or sublease at least five (5) days prior to the effective thereof, and thereafter promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee, (2) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (3) such transferee or affiliate shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles sufficient to satisfy the obligations and responsibilities to be undertaken in connection with such assignment or sublease. As used herein, “Permitted Transferee” shall mean an entity to which Tenant’s entire interest under this Lease is assigned (or which succeeds to Tenant’s entire interest under this Lease) in accordance with this Section 14.7.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable, if without the express prior written consent of Landlord, at a monthly rate equal to two hundred percent (200%), or, if with the express prior written consent of Landlord, at a monthly rate equal to one hundred fifty percent (150%), of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days after the date of termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, any delays in or additional costs of Landlord’s Redevelopment and any lost profits to Landlord resulting therefrom.

ARTICLE 17

RENEWAL OPTION

17.1 Renewal Term. Provided that Tenant is occupying at least 80% of the Premises (which 80% shall consist of no less than all of the 7th Floor Premises, all of the 8lh Floor Premises, all of the 9th Floor Expansion Premises, and all of the 10th Floor Expansion Premises), Tenant shall have the right to renew the Lease Term for either (A) all of the Premises or (B) all of the 7th Floor Premises, all of the 8th Floor Premises, all of the 9th Floor Expansion Premises, and all of the 10th Floor Expansion Premises (each of (A) and (B) are referred to herein as the “Renewal Premises”) for one (1) renewal term of three (3) years (the “Renewal Term”) commencing on the day after the Lease Expiration Date (the “Renewal Term Commencement Date”) and ending on the day immediately preceding the third (3rd) anniversary of the Renewal Term Commencement Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease, or otherwise. The Renewal Term shall commence only if (i) Tenant notifies Landlord in writing (the “Exercise Notice”) of Tenant’s exercise of such renewal right not earlier than fifteen (15) months, and not later than twelve (12) months, prior to the Lease Expiration Date, (ii) at the time of the exercise of such right and immediately prior to the Renewal Term Commencement Date, no default by Tenant under this Lease, shall have occurred and be continuing thereunder, (iii) Tenant occupies (A) the entire Premises or (B) all of the 7th Floor Premises, all of the 8th Floor Premises, all of the 9th Floor Expansion Premises, and all of the 10th Floor Expansion Premises at the time the Exercise Notice is given, and (iv) Tenant exercises its renewal option, if at all, with respect to (A) all of the Premises or (B) all of the 7th Floor Premises, all of the 8th Floor Premises, all of the 9th Floor Expansion Premises, and all of the 10th Floor Expansion Premises; provided, however, that if Tenant timely delivers to Landlord the Exercise Notice, Landlord shall have thirty (30) days from receipt of such Exercise Notice to notify Tenant in writing of Landlord’s election to terminate, which election shall be in Landlord’s sole and absolute discretion, Tenant’s right to renew the Lease Term, in which case Tenant’s Exercise Notice, and the renewal right set forth in this Section 17.1, each shall be null and void and of no further force or effect, and Tenant shall have no further right to renew the Lease Term, unless otherwise agreed to in writing by Landlord and Tenant. Time is of the essence with respect to the giving of the Exercise Notice. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (a) the Rent shall be determined as provided in Section 17.2 below, and (b) if Tenant exercises the renewal option set forth in this Section 17, then Tenant shall have no further right to renew the Lease Term, unless otherwise agreed to in writing by Landlord and Tenant. Upon the commencement of the Renewal Term, (1) the Renewal Term shall be added to and become part of the Lease Term, (2) any reference to “this Lease”, to the “Lease Term”, to the “term of this Lease” or any similar expression shall be deemed to include the Renewal Term, and (3) the expiration date of the

Renewal Term shall become the Lease Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease, at any time during the Lease Term, shall automatically terminate the renewal right set forth in this Section 17. The rights contained in this Section 17 shall be personal to the Original Tenant or a Permitted Transferee and may only be exercised by the Original Tenant or a Permitted Transferee (but not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease).

17.2 Renewal Term Rent; Fair Market Value. The annual Rent payable during the Renewal Term shall be equal to the annual Fair Market Value (as hereinafter defined) of the Renewal Premises as of commencement of the Renewal Term (the “Calculation Date”). “Fair Market Value” shall mean the fair market annual rental value of the Renewal Premises applicable as of the Calculation Date for a term equal to the Renewal Term, based on comparable office space in the Building, or on comparable office space in comparable buildings (collectively, “Comparable Transactions”), including all of Landlord’s services provided for in this Lease, and with the Renewal Premises considered as vacant, and in “as is” condition existing on the Renewal Term Commencement Date, and including any additional rent and any “base year” or “expense year” applicable thereto, including all escalations in connection therewith. The calculation of Fair Market Value shall also be adjusted to take into account all relevant economic factors; provided, however, that in calculating the Fair Market Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Renewal Premises during the Renewal Term or in connection with the Comparable Transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) solely with respect to the determination of Fair Market Value for the Renewal Premises during the Renewal Term, any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The determination of Fair Market Value shall additionally include a determination (the “Financial Security Determination”) as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations in connection with Tenant’s lease of the Renewal Premises during the Renewal Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). Notwithstanding anything to the contrary contained above in this Section 17.2, if there are not a sufficient number of Comparable Transactions with a comparable lease term to the Renewal Term to determine the Fair Market Value of the Renewal Premises for a lease of such duration, then the Fair Market Value for purposes of this Section 17.2 shall be equal to that of Comparable Transactions with a term of five (5) years, provided that the concessions shall be appropriately prorated on a fractional basis to account for the shorter term of lease. Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Value of the Renewal Premises for the Renewal Term prior to the Renewal Term Commencement Date. If Tenant wishes to dispute Landlord’s determination of Fair Market Value, then Tenant shall notify Landlord in writing of such dispute within ten (10) business days following Tenant’s receipt of the Rent Notice. If Tenant fails to so notify Landlord within said ten (10) business day period, then Tenant shall be deemed to have disputed Landlord’s determination of Fair Market Value as set forth in the Rent Notice. If Tenant timely disputes or is deemed to have disputed Landlord’s determination of Fair Market Value as set forth in the Rent Notice, then the Rent Notice nevertheless shall be irrevocable and binding and Tenant shall be bound by the exercise of its renewal option, but Landlord and Tenant shall attempt to agree, using their respective good faith efforts, upon the annual Fair Market Value of the Renewal Premises as of the commencement of the Renewal Term within (30) days following Landlord’s delivery of the Rent Notice (the “Renewal Outside Agreement Date”). If Landlord and Tenant reach agreement upon the Fair Market Value on or before the Renewal Outside Agreement Date, then the annual Rent during the Renewal Term shall be such agreed upon Fair Market Value. If Landlord and Tenant do not reach agreement upon the Fair Market Value on or before the Renewal Outside Agreement Date, then the dispute shall be resolved by arbitration as provided in Section 17.3 below. If the Rent payable during the Renewal Term is not determined prior to the Renewal Term Commencement Date, then Tenant shall pay Rent in an amount equal to the Rent paid by Tenant for the month immediately preceding the Renewal Term Commencement Date for the Renewal Premises (the “Interim Rent”). Upon final determination of the Rent for the Renewal Term, Tenant shall commence paying such Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Rent or, if the Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Rent in an amount equal to the difference between each installment of Interim Rent and the Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

17.3 Arbitration. If Landlord and Tenant do not reach agreement upon the Fair Market Value on or before the Renewal Outside Agreement Date, then either Landlord or Tenant, by delivery of written notice to the other, may demand that the dispute be determined by arbitration (such demanding party being referred to herein as the “Demanding Party” and such other party being referred to herein as the “Responding Party”), in which event such dispute thereafter shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:

17.3.1 In its demand for arbitration, the Demanding Party shall specify the name and address of the person to act as the arbitrator on such Demanding Party’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the Fair Market Value of first-class office space in San Francisco, California. Within ten (10) business days after the service of the demand for arbitration, the Responding Party shall give notice to the Demanding Party specifying the name and address of the person designated by the Responding Party to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If the Responding Party fails to notify the Demanding Party of the appointment of its arbitrator within such ten (10) business day period, and such failure continues for three (3) business days after the Demanding Party delivers a second notice to the Responding Party, then the arbitrator appointed by the Demanding Party shall be the arbitrator to determine the Fair Market Value for the Renewal Premises.

17.3.2 If two arbitrators are chosen pursuant to Section 17.3.1 above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) business days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 17.3.1 above. If the arbitrators are unable to agree upon such appointment within five (5) business days after expiration of such twenty (20) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the commercial real estate board for the county in which the Building is located. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 17.3.3 below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator.

Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

17.3.3 Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross- examine. The third arbitrator shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease, evidencing the extension of the Lease Term, for the Renewal Term and confirming the Rent for the Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

17.3.4 In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

ARTICLE 18

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit F, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 19

SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in the standard form provided by such Superior Holders, which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as an event of default has not occurred and is not continuing, executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Landlord shall use commercially reasonable efforts to deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under any ground lease or underlying lease or the holder of any mortgage or trust deed first encumbering the Building following the date of this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 20

DEFAULTS; REMEDIES

20.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

20.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days of receipt of written notice that such Rent is due; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

20.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; and provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

20.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

20.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, in accordance with applicable laws and without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant in each case to the extent allowable to the remaining term of the Lease; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 20.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 20.2.1(1) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 20.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

20.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

20.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

20.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 20.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 20.3 shall survive the expiration or sooner termination of the Lease Term.

20.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 20, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

20.5 Waiver of Default. No waiver by either party of any violation or breach by the other of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

20.6 Efforts to Relet. For the purposes of this Article 20, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

20.7 Landlord Default.

20.7.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

20.7.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date applicable to the Premises and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building or Premises; (ii) any failure to provide services, utilities or ingress to and egress from the Building or Premises as required by this Lease, or (iii) the presence of Hazardous Materials (a) that are in violation of Applicable Laws (as that term is defined in Article 22 below) and (b) not generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises by Tenant or any of its affiliates, agents, employees, contractors, sublessees or assignees (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses and Tenant’s right to terminate as set forth in this sentence shall be Tenant’s sole and exclusive remedies at law or in equity for an Abatement Event; provided, however, that nothing in this Section 20.7.2, shall impair Tenant’s rights under Section 20.7.1 above; and further provided, however, that if Landlord has not cured such Abatement Event within one hundred eighty (180) days after receipt of notice from Tenant, then Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such one hundred eighty (180) day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of sixty (60) days’ notice to Landlord (the “Abatement Event Termination Notice”) during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than sixty (60) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 20.7.2 to the contrary, Tenant’s Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such sixty (60) day period following receipt of the Abatement Event Termination Notice. Except as provided in this Section 20.7.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.7.3 Rent Abatement for Nonfunctioning of HVAC. Notwithstanding the foregoing Section 20.7.2, Landlord shall provide Tenant with prior notice of any scheduled maintenance that will cause the nonfunctioning of the HVAC in the Premises; provided, however, that (a) if any scheduled maintenance causes the nonfunctioning of the HVAC in the Premises for more than two (2) full consecutive business days or (b) if any non-scheduled maintenance (of which Landlord shall not be required to provide notice to Tenant) causes the nonfunctioning of the HVAC in the Premises for one (1) or more consecutive business days, then Tenant shall be entitled, upon written notice to Landlord, to an abatement of Base Rent in an amount equal to the product of (a) Twenty and 78/100 Dollars ($20.78), multiplied by (b) the rentable square footage of the Premises then leased by Tenant and affected by such nonfunctioning of the HVAC, further multiplied by (c) the number of days from and after the third (3rd) business day, in the case of clause (a) above, and the first (1st) business day in the case of clause (b) above, through and including the date that HVAC is restored in the Premises. Such right to abate Base Rent shall be Tenant’s sole and exclusive remedy at law or in equity for the nonfunctioning of the HVAC in the Premises.

20.7.4 Rent Abatement for Nonfunctioning of Elevator Service. Notwithstanding the foregoing Section 20.7.2, Landlord shall provide Tenant with prior notice of any scheduled maintenance that will cause the nonfunctioning of the elevator service to the Premises; provided, however, that (a) if any scheduled maintenance causes the nonfunctioning of the elevator service to the Premises for more than two (2) full consecutive business days or (b) if any non-scheduled maintenance (of which Landlord shall not be required to provide notice to Tenant) causes the nonfunctioning of the elevator service to the Premises for one (1) or more full consecutive business day(s), then Tenant shall be entitled, upon written notice to Landlord, to an abatement of Base Rent in an amount equal to the product of (a) Twenty and 78/100 Dollars ($20.78), multiplied by (b) the rentable square footage of the Premises then leased by Tenant, further multiplied by (c) the number of days from and after the third (3rd) business day, in the case of clause (a) above, and the first (1st) business day in the case of clause (b) above, through and including the date that elevator service is restored to the Premises. Such right to abate Base Rent shall be Tenant’s sole and exclusive remedy at law or in equity for the nonfunctioning of the elevator service to the Premises.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease (beyond any applicable notice and cure period), including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

ARTICLE 22

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws related to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Building, but as to the Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises or Tenant’s manner of use of the Premises. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 22, except for those alterations that are Landlord’s responsibility under the terms of this Lease, including without limitation the Tenant Improvements to be performed by Landlord under the Tenant Work Letter. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 22. Landlord shall comply with all Applicable Laws relating to the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 22 to the extent not prohibited by the terms of Section 4.2.5 above.

ARTICLE 23

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and on not less than one (1) business days’ prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to (a) prospective purchasers, mortgagees, ground or underlying lessors or insurers or (b) to prospective tenants during the last six (6) months of the Lease Term; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary; provided, that Landlord shall use commercially reasonable efforts to enter the Premises only during Tenant’s normal business hours, and further provided, that Landlord shall use commercially reasonable efforts to perform any work under clause (iv) above during times other than Tenant’s normal business hours. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided that in connection with any such entry Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant’s use and occupancy of the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees to review and execute mutually agreed upon documents reasonably required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. Landlord shall reimburse Tenant for the cost of Tenant’s reasonable attorney’s fees related to this Section 24.4 (not to exceed $1,500).

24.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer and such transferee’s assumption, in writing, of Landlord’s obligations under this Lease, Landlord shall automatically be released from all liability under this Lease for the period occurring after such assignment and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer provided that such obligations and the Security Deposit are expressly assumed by the transferee. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building (including, without limitation, all rents and profits therefrom) and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs. Tenant shall be entitled, at Landlord’s cost and expense, to one (1) identification sign outside of the Premises on the floor on which the Premises are located, and the same lobby signage which other tenants of the Building enjoy (if Premises are located on a multi-tenanted floor). The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by (i) United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (ii) Federal Express or other nationally recognized overnight courier (“Overnight Courier”), or (iii) delivered personally (a) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (b) to Landlord at the addresses of Landlord’s agent set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice by Mail will be deemed given on the date which is three (3) days following the date it is mailed as provided in this Section 24.19, or for Overnight Courier the date which is one (1) business day following the date it is deposited with such Overnight Courier or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

24.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If Landlord is a corporation or partnership, each individual executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

24.22 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Building is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.27 Building Name and Signage; Flagpole.

24.27.1 Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

24.27.2 Tenant shall have the exclusive right to use the flag pole at the Building (the “Building Flagpole”) so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, provided, that Tenant shall comply with all applicable laws and regulations and all covenants, conditions, and restrictions affecting the Building. Tenant shall not fly any flag on the Building Flagpole without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant’s sole cost and expense, keep the Building Flagpole, and any flag flown on the Building Flagpole, in good order, repair, and condition at all times during the Lease Term. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building and against injury to any persons caused by Tenant’s actions pursuant to this Section 24.27.2.

24.28 Building Directory. Tenant shall be entitled to one (1) line on the Building directory to display Tenant’s name and location in the Building.

24.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than

Tenant’s financial, legal, and space planning consultants, and prospective transferees or otherwise as reasonably necessary for Tenant’s legitimate business purposes.

24.30 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

24.31 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Real Property, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) renovating or rebuilding all or any portion of the Building or Real Property, and (iii) installing new carpeting, lighting, finishes, lobby or wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, demolish all or portions of the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall use commercially reasonable efforts to ensure that any such Renovations do not materially interfere with Tenant’s use and occupancy of the Premises and shall use commercially reasonable efforts to perform any work that would interfere with Tenant’s business during times other than Tenant’s normal business hours. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

24.32 Asbestos Disclosures. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) in the Building. Attached hereto as Exhibit H is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

706 MISSION STREET CO LLC, a Delaware limited liability company

By:	/s/ Sean M. Jeffries
Name: Sean M. Jeffries
Title: Vice President

“Tenant”:

YELP, INC., a Delaware corporation

By:	/s/ Jeremy Stoppelman

	Name:	Jeremy Stoppelman

	Its:	CEO

By:

Name:

Its:

EXHIBIT A

INTENTIONALLY OMITTED

EXHIBIT B-1

OUTLINE OF FLOOR PLAN OF EXISTING PREMISES

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

EXHIBIT A

EXHIBIT B-2

OUTLINE OF FLOOR PLAN OF EXPANSION PREMISES

The floor plan which follows is intended solely to identify the general location of the Expansion Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

EXHIBIT A

EXHIBIT C-1

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 24 of the Amended and Restated Office Lease to which this Tenant Work Letter is attached as Exhibit B-l and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 8 of this Tenant Work Letter.

SECTION 1

LANDLORD WORK

1.1 Landlord Work. Landlord shall cause the construction or installation of the items set forth on Schedule I attached hereto (collectively, the “Landlord Work”). Tenant may not change or alter the Landlord Work, except as set forth in Section 3 below. Landlord shall perform the Landlord Work using Building standard methods and materials and using contractors, subcontractors, laborers, materialmen and suppliers selected by Landlord in its sole and absolute discretion; provided, however, that, in no event shall Landlord be liable for any delay in the performance or completion of any Landlord Work as a direct, indirect, partial or total result of any event(s) of force majeure or any action or inaction of Tenant, its agents or employees, or any other tenant or occupant of the Building. Any improvements, alterations, additions or changes to the Existing Premises other than the Landlord Work shall be performed in accordance with the terms and conditions of Article 8 of the Original Lease.

1.2 Performance of Landlord Work. Tenant hereby acknowledges and agrees that, notwithstanding Tenant’s occupancy of the Premises during the performance of the Landlord Work by Landlord, Landlord shall be permitted to perform the Landlord Work while Tenant is in occupancy of the Premises and during normal business hours, without any obligation to pay overtime or other premiums. Tenant agrees to cooperate with Landlord’s performance of the Landlord Work, including permitting access by construction personnel in and about the Premises, boxing and relocating Tenant’s personal property, relocating Tenant’s furniture, fixtures and equipment and relocating Tenant’s personnel. Any costs to Landlord resulting from the failure by Tenant to cooperate with Landlord in the performance of the Landlord Work shall be reimbursed by Tenant immediately upon demand. Tenant hereby acknowledges and agrees that the performance of the Landlord Work may create noise and dust and leave debris in and/or about the Premises and may be otherwise disruptive to Tenant’s business operations. Tenant hereby agrees that the performance of the Landlord Work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Base Rent or any additional rent. Tenant’s obligations with respect to the Premises shall be unaffected by Landlord’s performance of the Landlord Work, and Tenant shall continue to make all payments of Base Rent and Additional Rent in accordance with the terms of this Lease during the performance of the Landlord Work. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Landlord Work or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s actions in connection therewith. Tenant hereby designates Vlado Herman as its authorized agent for the purposes of consulting with Landlord as to any and all aspects of Landlord’s Work.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE EXPANSION PREMISES

Landlord and Tenant have approved (i) that certain design narrative for the Expansion Premises in the form attached hereto as Schedule II (the “Design Narrative”) and (ii) those certain Test Fit Plans prepared by Gensler on October 26, 2009, a copy of which is attached hereto as Schedule III (the “Test Fit Plans,” and together with the Design Narrative, the “Approved Working Drawings”). Landlord shall construct the improvements in the 9th Floor Expansion Premises (the “9th Floor Tenant Improvements”) and in the 10th Floor Expansion Premises (the “10th Floor Tenant Improvements”) pursuant to the Approved Working Drawings. The 9th Floor Tenant Improvements and the 10th Floor Tenant Improvements are sometimes referred to herein collectively as the “Expansion Premises Tenant Improvements.” Tenant shall make no changes or modifications to the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 6.1 of this Tenant Work Letter, of the 9th Floor Expansion Premises and/or of the 10th Floor Expansion Premises, or increase the cost of designing or constructing the 9th Floor Tenant Improvements and/or the 10th Floor Tenant Improvements.

SECTION 3

TENANT IMPROVEMENTS

3.1 Landlord and Tenant agree that the total cost of designing and constructing the Expansion Premises Tenant Improvements and the Landlord Work (collectively, the “Tenant Improvements”) is estimated to be Six Hundred Thousand and No/100 ($600,000.00). In the event that Landlord reasonably determines that the total cost of the Tenant Improvements will exceed Six Hundred Thousand and No/100 ($600,000.00), Landlord and Tenant shall cooperate, using commercially reasonable good faith efforts, to make reasonable changes to the Approved Working Drawings to effectuate cost savings; provided, that Tenant shall not be obligated to agree to any such changes that unreasonably or materially change the overall nature or quality of the Tenant Improvements, and further provided, that no such changes shall be considered "revisions, changes, or substitutions" for purposes of Section 3.2 below.

3.2 In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions shall be made at the behest of Tenant to (i) the Design Narrative, (ii) the Test Fit Plans, or (iii) the Tenant Improvements, then, except as set forth in Section 3.1 above, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord’s request.

3.3 Notwithstanding anything contained herein to the contrary, Landlord shall, at Landlord’s sole cost and expense, perform such work in the Expansion Premises as necessary (as determined by Landlord) to comply with Applicable Laws (to the extent required to obtain a certificate of occupancy or its legal equivalent for the Expansion Premises) in connection with the construction of the Expansion Floor Tenant Improvements as set forth in the Approved Working Drawings, or as may be required to comply with Applicable Laws (to the extent required to maintain a certificate of occupancy or its legal equivalent for the Expansion Premises) during the term of this Lease, as the same may be extended, provided that such requirement to comply with Applicable Laws was not triggered by Tenant, which work shall relate solely to:

a. Restrooms,

b. Telecommunications Closets;

c. Sprinkler System;

d. Fire protection panels, alarm and communication systems;

e. Life safety and/or life support systems (including the connection of such systems to the Building main system, as applicable; and

f. Elevators.

Landlord shall perform the work set forth in this Section 3.3 using Building standard methods and materials and using contractors, subcontractors, laborers, materialmen and suppliers selected by Landlord in its sole and absolute discretion; provided, however, that, in no event shall Landlord be liable for any delay in the performance or completion of any such work as a direct, indirect, partial or total result of any event(s) of force majeure or any action or inaction of Tenant, its agents or employees, or any other tenant or occupant of the Building.

Notwithstanding the foregoing, Tenant shall take the foregoing items (a) through (f) in their existing “as is” condition, except as modified pursuant to this Section 3.3.

SECTION 4

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Expansion Premises Tenant Improvements (the “Contractor”) relating to the Expansion Premises Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Expansion Premises Tenant Improvements.

SECTION 5

TENANT’S COVENANTS

Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect in the Expansion Premises or in the Building.

SECTION 6

COMPLETION OF THE 9TH FLOOR TENANT IMPROVEMENTS;

9TH FLOOR EXPANSION COMMENCEMENT DATE

6.1 Ready for Occupancy. The 9th Floor Expansion Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the 9th Floor Expansion Premises. For purposes of this Lease, “Substantial Completion” of the 9th Floor Expansion Premises shall occur upon the completion of construction of the Tenant Improvements in the 9th Floor Expansion Premises pursuant to the Approved Working Drawings (as reasonably determined by Landlord), with the exception of any punch list items, and any Tenant fixtures, telephones and computers and any cabling related thereto, photocopy machines, work-stations (including any related fixture and/or equipment electrification), built-in furniture, systems (including security and other Tenant systems) or equipment (including any related electrification) to be installed by Tenant or under the supervision of Contractor.

6.2 Delay of the Substantial Completion of the 9th Floor Expansion Premises. Except as provided in this Section 6.2, the 9th Floor Expansion Commencement Date shall occur as set forth in this Lease and Section 6.1, above. If there shall be a delay or there are delays in the Substantial Completion of the 9th Floor Expansion Premises as a direct, indirect, partial, or total result of:

6.2.1 Tenant’s failure to approve within three (3) business days any matter requiring Tenant’s approval (and Tenant’s failure to approve within such three (3) day period shall be deemed approval);

6.2.2 A breach by Tenant of the terms of this Tenant Work Letter or this Lease (provided that such a breach shall not constitute a default under this Lease until the expiration of any applicable notice and cure period);

6.2.3 Tenant’s request for changes in any of the Approved Working Drawings or the Tenant Improvements;

6.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time, or which are different from, or not included in, Landlord’s standard improvement package items for the Building; or

6.2.5 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this Lease, including this Tenant Work Letter, and regardless of the actual date of the Substantial Completion of the 9th Floor Expansion Premises, the date of Substantial Completion of the 9th Floor Expansion Premises shall be deemed to be the date the Substantial Completion of the 9th Floor Expansion Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

SECTION 7

COMPLETION OF THE 10TH FLOOR TENANT IMPROVEMENTS;

10TH FLOOR EXPANSION COMMENCEMENT DATE

7.1 Ready for Occupancy. The 10th Floor Expansion Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the 10th Floor Expansion Premises. For purposes of this Lease, “Substantial Completion” of the 10th Floor Expansion Premises shall occur upon the completion of construction of the Tenant Improvements in the 10th Floor Expansion Premises pursuant to the Approved Working Drawings (as reasonably determined by Landlord), with the exception of any punch list items, and any Tenant fixtures, telephones and computers and any cabling related thereto, photocopy machines, work-stations (including any related fixture and/or equipment electrification), built-in furniture, systems (including security and other Tenant systems) or equipment (including any related electrification) to be installed by Tenant or under the supervision of Contractor.

7.2 Delay of the Substantial Completion of the 10th Floor Expansion Premises. Except as provided in this Section 7.2, the 10th Floor Expansion Commencement Date shall occur as set forth in this Lease and Section 7.1, above. If there shall be a delay or there are delays in the Substantial Completion of the 10th Floor Expansion Premises as a direct, indirect, partial, or total result of:

7.2.1 Tenant’s failure to approve within three (3) business days any matter requiring Tenant’s approval (and Tenant’s failure to approve within such three (3) day period shall be deemed approval);

7.2.2 A breach by Tenant of the terms of this Tenant Work Letter or this Lease (provided that such a breach shall not constitute a default under this Lease until the expiration of any applicable notice and cure period);

7.2.3 Tenant’s request for changes in any of the Approved Working Drawings or the Tenant Improvements;

7.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time, or which are different from, or not included in, Landlord’s standard improvement package items for the Building; or

7.2.5 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this Lease, including this Tenant Work Letter, and regardless of the actual date of the Substantial Completion of the 10th Floor Expansion Premises, the date of Substantial Completion of the 10th Floor Expansion Premises shall be deemed to be the date the Substantial Completion of the 10th Floor Expansion Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

SECTION 8

MISCELLANEOUS

8.1 Tenant’s Entry Into the Expansion Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Expansion Premises, Contractor shall allow Tenant access to the Expansion Premises prior to the Substantial Completion of the 9th Floor Expansion Premises and of the 10th Floor Expansion Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Expansion Premises. Prior to Tenant’s entry into the Expansion Premises as permitted by the terms of this Section 8.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Expansion Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 8.1.

8.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Expansion Premises.

8.3 Tenant’s Representative. Tenant has designated Vlado Herman as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord,

shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

8.4 Landlord’s Representative. Landlord has designated Joe Walsh as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

8.5 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

8.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default, beyond any applicable notice and cure period, as described in this Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of both the 9th Floor Expansion Premises and the 10th Floor Expansion Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Expansion Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Expansion Premises caused by such work stoppage as set forth in Section 6 and Section 7 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

8.8 Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within four (4) business days following request by Landlord.

Schedule I

Landlord Work

7th Floor Premises:

1.

Landlord shall remove existing carpet and then install, via direct glue to floor slab, new carpet tile CP1 and CP2 within the interior of the 7th Floor Premises as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the carpet tile system.

2.	Landlord shall remove existing wall base and then install new 4" or 6" rubber top set base, via direct glue to existing walls, (Burke 1/8' Thick Standard Colors or equal) to either closely match or cover the height of the removed base.

3.

Landlord shall paint the existing partitions Paint Color P1 (TBD by Tenant) and existing trim Paint Color P2 (TBD by Tenant) within the interior of the 7th Floor Premises as indicated on the Test Fit Plans. Paint coats to include one (1) prime paint coat tinted with final paint color, and one (1) coat of paint color.

4.	Landlord has not included Floor Core for Power/Data to be Hardwired to Furniture Panel Spine nor Power/Data at Column to feed furniture panel spine as indicated on the Test Fit Plans. Tenant is considering the option of adding to base scope as an Add Alternative.

5.

Tenant shall be responsible prior to the commencement date of construction activities for the move-out of all of Tenants furniture, belongings, trash, etc from the 7th Floor Premises, or Tenant will be responsible for any delay in the commencement date of construction, which could include but not limited to, delay in premises turn-over date, extended construction costs, costs to perform move-out/clean-up, etc.

6.	Tenant shall be responsible for moving, storage, purchase, and set-up, etc. of all Tenant’s new and existing movable furniture and equipment.

7.	Landlord considers items not specifically listed and/or addressed above to remain in its existing condition, unless modifications are required by code. If the Tenant chooses to make change(s) to the existing condition(s), the item(s) will be considered an Add Alternative(s) to the base scope of work and the associated cost of the work, once approved by the Tenant, will be the responsibility of the Tenant.

8.	Landlord will not be held responsible for any code violations associated will Tenants prior 7th Floor Premises improvement, and it will be the Tenants responsibility to correct any code violations.

9.	Landlord shall remove all outdated, non-functional and non-essential HVAC control components and install new controls that will integrate with existing HVAC equipment (Boiler, cooling tower, pumps, pneumatic air station, exhaust fan, air handlers, economizer, VAV boxes, etc) and other remaining control elements, and install a control network to control the system based on load demands to make the HVAC system run more efficient.

8th Floor Premises:

1.

Landlord shall remove existing top layer of carpet and then install new broadloom carpet CP1 and CP2 over existing carpet within the interior of the 8th Floor Premises as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (Carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, equipment, installation, etc associated with the complete installation of the carpet tile system.

2.	Landlord shall remove existing wall base and then install new 4" or 6" rubber top set base, via direct glue to existing walls, (Burke 1/8' Thick Standard Colors or equal) to either closely match or cover the height of the removed base.

3.

Landlord shall paint the existing partitions Paint Color PI (TBD by Tenant) and existing trim Paint Color P2 (TBD by Tenant) within the interior of the 8th Floor Premises as indicated on the Test Fit Plans. Paint coats to include one (1) prime paint coat tinted with final paint color, and one (1) coat of paint color.

4.	Landlord has not included Floor Core for Power/Data to be Hardwired to Furniture Panel Spine nor Power/Data at Column to feed furniture panel spine as indicated on the Test Fit Plans. Tenant is considering the option of adding to base scope as an Add Alternative.

5.

Tenant shall be responsible prior to the commencement date of construction activities for the move-out of all of Tenants furniture, belongings, trash, etc from the 8th Floor Premises, or Tenant will be responsible for any delay in the commencement date of construction, which could include but not limited to, delay in premises turn-over date, extended construction costs, costs to perform move-out/clean-up, etc.

6.	Tenant shall be responsible for moving, storage, purchase, and set-up, etc. of all Tenant’s new and existing movable furniture and equipment.

7.	Landlord considers items not specifically listed and/or addressed above to remain in its existing condition, unless modifications are required by code. If the Tenant chooses to make change(s) to the existing condition(s), the item(s) will be considered an Add Alternative(s) to the base scope of work and the associated cost of the work, once approved by the Tenant, will be the responsibility of the Tenant.

8.	Landlord will not be held responsible for any code violations associated will Tenants prior 8th Floor Premises improvement, and it will be the Tenants responsibility to correct any code violations.

9.	Landlord shall remove all outdated, non-functional and non-essential HVAC control components and install new controls that will integrate with existing HVAC equipment (Boiler, cooling tower, pumps, pneumatic air station, exhaust fan, air handlers, economizer, VAV boxes, etc) and other remaining control elements, and install a control network to control the system based on load demands to make the HVAC system run more efficient.

Schedule II

Design Narrative

9th Floor Expansion Premises:

1.	Landlord shall perform demolition within the interior of the 9th Floor Expansion Premises as indicated on the Test Fit Plans.

2.

Landlord has not included the cost to remove display cases within the 9th Floor Expansion Premises as indicated on the Test Fit Plans. Tenant is considering the option of adding the modification of the display cases to base scope as an Add Alternative.

3.

Landlord shall install new metal stud and gypsum partition wall assemblies within the interior of the 9th Floor Expansion Premises to the underside of the existing suspended ceiling system with level of finish and trim to closely match existing partitions that are remaining as indicated on the Test Fit Plans. New partition wall assemblies will not included any sound attenuating material and/or devices. Tenant is considering the option of adding sound attenuating material and/or extending height of partitions to base scope as an Add Alternative.

4.	Landlord has not included cost to provide full height glazing in continuous aluminum metal surround at conference and phone rooms. Tenant is considering the option of adding either half height or full height glazing at conference and phone rooms to base scope as an Add Alternative.

5.	Landlord shall maintain the existing suspended system in-place and will patch and repair the existing suspended system, as allowable by code, in the areas where the Test Fit Plans call out for demolition, and installation of new partitions, etc. Patch and repair of existing suspended system will be completed using new suspended ceiling system that will closely match the existing.

6.

Landlord shall install, via direct glue to floor slab, new carpet tile CP1 and CP2 within the interior of the 9th Floor Expansion Premises as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the carpet tile system.

7.

Landlord has not included the cost to have the wood flooring stripped and refinished within the 9th Floor Expansion Premises as indicated on the Test Fit Plans. Tenant is considering the option of adding to base scope as an Add Alternative.

8.

Landlord shall install, via direct glue to treads and risers, new broadloom carpet “Yelp Red” CP4 at inter 9th and 10th floor stairway as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the carpet tile system.

9.

Landlord has not included the demolition of existing and installation of new Resilient Tile RF-1 Flooring in pantry area within the 9th Floor Expansion Premises as indicated on the Test Fit Plans. Tenant is considering the option of adding to base scope as an Add Alternative.

10.	Landlord shall install new 4" or 6" rubber top set base, via direct glue to existing and new walls, (Burke 1/8' Thick Standard Colors or equal) to either closely match or cover the height of the removed base.

11.

Landlord shall paint existing and new partitions Paint Color P1 (TBD by Tenant) or Accent Paint Color P4 “Yelp Red” (TBD by Tenant) and at existing and new trim Paint Color P2 (TBD by Tenant) within the interior of the 9th Floor Expansion Premises as indicated on the Test Fit Plans. P1 and P2 Paint coats to include one (1) prime paint coat tinted with final paint color, and one (1) coat of paint color, and Accent Paint Color P4 Paint Coats to include to include one (1) prime paint coat tinted with final paint color, and two (2) coats of accent paint color.

12.	Landlord has not included any costs for work associated with exterior window glass (other than exterior window cleaning), exterior window frames and trim, and exterior/interior window covering. Tenant is considering the option of adding window covering to base scope as an Add Alternative.

13.	Landlord shall, per the Test Fit Plans, remove, store, and reinstall existing doors, door frames, and door hardware, and supplement as necessary in order to make doors operational and in good working order.

14.

Landlord has not included any cost to have the existing pantry millwork countertop replaced will new Plastic Laminate countertop and all lower and upper cabinet doors and other visible surfaces re-skinned within the 9th Floor Expansion Premises as indicated on the Test Fit Plans. Tenant is considering the option of adding work to base scope as an Add Alternative.

15.	Landlord shall reuse existing Fire Sprinkler System, as allowable by code. Fire Sprinkler heads will be relocated to provide coverage to the new floor layout, as required by code. Existing and relocated fire sprinkler head will not align or be centered with other ceiling fixtures or systems i.e. smoke detectors, light fixtures, ceiling grids, etc.

16.	Landlord has not included any cost for any plumbing work within the 9th Floor Expansion Premises, and all plumbing fixtures and trim are existing to remain.

17.	Landlord shall reuse and relocate existing HVAC duct and registers in areas limited to where ceilings and partitions are to be demolished and where new ceiling and partitions are to be constructed per the Test Fit Plans. The HVAC existing ductwork and registers will be supplemented as required with new ductwork and registers to provide the necessary coverage to the aforementioned areas.

18.	Landlord shall remove all outdated, non-functional and non-essential HVAC control components and install new controls that will integrate with existing HVAC equipment (Boiler, cooling tower, pumps, pneumatic air station, exhaust fan, air handlers, economizer, VAV boxes, etc) and other remaining control elements, and install a control network to control the system based on load demands to make the HVAC system run more efficient.

19.	Landlord shall reuse existing T-bar ceiling 2'x4' T-8 florescent electronic ballast troffer lights and supplement with either other building owned lights or new lights to closely match the aforementioned. New layout of lights to be limited to areas where ceilings and partitions are to be demolished and where new ceiling and partitions are to be constructed per the Test Fit Plans. Existing lights and new lighting layout will not include alignment of other ceiling elements i.e. fire sprinklers, smoke detectors, etc. New lighting levels to match existing or per current State of California Energy Efficiency Standards for Non-Residential Buildings Title 24.

20.

Landlord shall reuse existing electrical system supplementing with new wiring in 9th Floor Expansion Premises as necessary to provide power to the 9th Floor Expansion Premises up to the existing available amperage provided at 9th Floor subpanel. Electrical power shall be to be provided to workstation groups, as shown on the Test Fit Plans, from either column and power pole feed whips, fed from the above ceiling space, that will need to be terminated to the Tenant furnished and installed electrified furniture by a licensed and insured electrician secured by the Tenant. Up to the existing available amperage provided to the 9th Floor subpanel, One (1) 20A circuit will serve four (4) workstations, One to Two (1-2) 20A circuits per small conference\Phone room and Three to Four (3-4) (20A) circuits per large conference room, and additional 20A circuits will be installed as required in the Test Fit Plans to service equipment called out to be installed. Areas that are not identified to receive electrical power, the minimum code electrical power will be provided of office use. Electrical Outlets, Switches, Trim, etc will be existing or will be supplemented with new to closely match existing.

21.	Landlord has not included costs for Floor Cores for Power/Data to be Hardwired to Furniture Panel Spine. Tenant is considering the option of adding Floor Cores to base scope as an Add Alternative.

22.	Landlord shall reuse existing Fire Alarm System, as allowable by code.

23.	Landlord has not included any costs for work associated with telephone and data wiring. Tenant is considering the option of adding telephone and data wiring to base scope as an Add Alternative.

24.	Landlord has not included any costs for work associated with the installation of a security system.

25.	Landlord has not included any costs for work associated with any bathroom upgrades.

26.	Landlord has not included any costs for work associated with any signage other then signage required by code i.e. exit, evacuation, restroom, etc.

27.	Tenant shall be responsible for moving, storage, purchase, and set-up, etc. of all Tenant’s new and existing movable furniture and equipment.

28.	Landlord considers items not specifically listed and/or addressed above to remain in its existing condition, unless modifications are required by code. If the Tenant chooses to make change(s) to the existing condition(s), the item(s) will be considered an Add Alternative(s) to the base scope of work and the associated cost of the work, once approved by the Tenant, will be the responsibility of the Tenant.

10th Floor Expansion Premises:

1.

Landlord shall perform demolition within the interior of the 10th Floor Expansion Premises as indicated on the Test Fit Plans. Landlord has not included cost to remove all acoustic ceiling grid, ceiling tiles, and lighting, as these systems are figured in base scope of work of the 10th Floor Expansion Premises to be reused.

2.	Landlord has not included the cost to perform any shower upgrades within the 10th Floor Expansion Premises as indicated on the Test Fit Plans.

3.

Landlord shall install new metal stud and gypsum partition wall assemblies within the interior of the 10th Floor Expansion Premises to the underside of the existing suspended ceiling system with level of finish and trim to closely match existing partitions that are remaining as indicated on the Test Fit Plans. New partition wall assemblies will not included any sound attenuating material and/or devices. Tenant is considering the option of adding sound attenuating material and/or extending height of partitions to base scope as an Add Alternative.

4.	Landlord has not included cost to provide full height glazing in continuous aluminum metal surround at conference rooms and gym. Tenant is considering the option of adding either half height or full height glazing at conference rooms and at gym to base scope as an Add Alternative.

5.	Landlord shall maintain the existing suspended system in-place and will patch and repair the existing suspended system, as allowable by code, in the areas where the Test Fit Plans call out for demolition, and installation of new partitions, etc. Patch and repair of existing suspended system will be completed using new suspended ceiling system that will closely match the existing.

6.

Landlord shall install, via direct glue to floor slab, new carpet tile CP1 and CP2 within the interior of the 10th Floor Expansion Premises as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the carpet tile system.

7.

Landlord shall install new interlocking Gym Flooring Tile RF-2carpet tile within the interior of the 10th Floor Expansion Premises as indicated on the Test Fit Plans. Maximum $5/sqyd gym flooring material (RB Rubber Products—RB Zip-Tile or equal) and installation shall include, but not limited to, cost of materials, handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the gym flooring system.

8.

Landlord shall install, via direct glue to treads and risers, new broadloom carpet “Yelp Red” CP4 at inter 9th and 10th floor stairway as indicated on the Test Fit Plans. Maximum $35/sqyd carpet tile material and installation shall include, but not limited to, cost of materials (carpet, glue, tack strips, thresholds, etc), handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the carpet tile system.

9.

Landlord shall install new Resilient Tile VCT “Vinyl Composition Tile” RF-1 within the interior of the 10th Floor Expansion Premises as indicated on the Test Fit Plans. Maximum $5/sqyd gym flooring material (Armstrong 12"xl2" Standard Excelon or equal) and installation shall include, but not limited to, cost of materials, handling, delivery, taxes, floor prep, installation, etc associated with the complete installation of the VCT tile flooring system.

10.	Landlord has not included the demolition of existing and installation of new Resilient Tile RF-1 Flooring in pantry area within the 10th Floor Expansion Premises as indicated on the Test Fit Plans.

11.	Landlord shall install new 4” or 6” rubber top set base, via direct glue to existing and new walls, (Burke 1/8' Thick Standard Colors or equal) to either closely match or cover the height of the removed base.

12.

Landlord shall paint existing and new partitions Paint Color P1 (TBD by Tenant) or Accent Paint Color P4 “Yelp Red” (TBD by Tenant) and at existing and new trim Paint Color P2 (TBD by Tenant) within the interior of the 9th Floor Expansion Premises as indicated on the Test Fit Plans. P1 and P2 Paint coats to include one (1) prime paint coat tinted with final paint color, and one (1) coat of paint color, and Accent Paint Color P4 Paint Coats to include to include one (1) prime paint coat tinted with final paint color, and two (2) coats of accent paint color.

13.	Landlord has not included any costs for work associated with exterior window glass (other than exterior window cleaning), exterior window frames and trim, and exterior/interior window covering. Tenant is considering the option of adding window covering to base scope as an Add Alternative.

14.	Landlord shall, per the Test Fit Plans, remove, store, and reinstall existing doors, door frames, and door hardware, and supplement as necessary in order to make doors operational and in good working order.

15.	Landlord shall install new plastic laminate (Wilsonart Plastic Laminate or equal) upper cabinets (approx 30-inch height and 12-inch deep) with two (2) adjustable shelves each, and lower bank of cabinets (ADA height and 24-inch deep) with one (1) adjustable shelve each, and a top row of drawers located above the cabinet doors and underneath a countertop with 4-inch backsplash. Casework will incorporate Tenant furnished equipment. Tenant to furnish equipment technical specification sheets to Landlord no later than 15 calendar days after execution of the lease. Casework hardware will be wire pulls and standard non-soft close drawer sliders and hinges.

16.

Landlord has not included any costs for work associated with the island casework located between the new pantry and the vending/refrigerator area on the 10th Floor Expansion Premises as Landlord assumed item was movable furniture when base scope was priced. Tenant is considering the option of adding island casework to base scope as an Add Alternative.

17.

Landlord has not included any cost to have the existing pantry millwork countertop replaced will new Plastic Laminate countertop and all lower and upper cabinet doors and other visible surfaces re-skinned within the 10th Floor Expansion Premises as indicated on the Test Fit Plans. Tenant is considering the option of adding work to base scope as an Add Alternative.

18.	Landlord shall reuse existing Fire Sprinkler System, as allowable by code. Fire Sprinkler heads will be relocated to provide coverage to the new floor layout, as required by code. Existing and relocated fire sprinkler head will not align or be centered with other ceiling fixtures or systems i.e. smoke detectors, light fixtures, ceiling grids, etc.

19.

Landlord shall provide plumbing for pantry One (1) sink (Elkay Standard Stainless Steel Top Mount Single Bowl (Approx Overall Size 24"wide x22"deep or equal), One (1) faucet (American Standard Cadet Single Handle Faucet or equal), One (1) disposer (Insinkerator  1/2 HP Badger 5 or equal), One (1) instahot cold(temperate)/hot water dispenser with filter (Insinkerator Instatahot Involve HC-Wave water dispenser or equal), One (1) dishwasher (furnished by Tenant) and Two (2) ice-makers (furnished by Tenant) as indicated on the Test Fit Plans within the 10th Floor Expansion Premises.

20.	Landlord shall reuse and relocate existing HVAC duct and registers in areas limited to where ceilings and partitions are to be demolished and where new ceiling and partitions are to be constructed per the Test Fit Plans. The HVAC existing ductwork and registers will be supplemented as required with new ductwork and registers to provide the necessary coverage to the aforementioned areas.

21.	Landlord shall remove all outdated, non-functional and non-essential HVAC control components and install new controls that will integrate with existing HVAC equipment (Boiler, cooling tower, pumps, pneumatic air station, exhaust fan, air handlers, economizer, VAV boxes, etc) and other remaining control elements, and install a control network to control the system based on load demands to make the HVAC system run more efficient.

22.	Landlord shall reuse existing T-bar ceiling 2'x4' T-8 florescent electronic ballast troffer lights and supplement with either other building owned lights or new lights to closely match the aforementioned. New layout of lights to be limited to areas where ceilings and partitions are to be demolished and where new ceiling and partitions are to be constructed per the Test Fit Plans. Existing lights and new lighting layout will not include alignment of other ceiling elements i.e. fire sprinklers, smoke detectors, etc. New lighting levels to match existing or per current State of California Energy Efficiency Standards for Non-Residential Buildings Title 24.

23.

Landlord shall reuse existing electrical system supplementing with new wiring in 10th Floor Expansion Premises as necessary to provide power to the 10th Floor Expansion Premises up to the existing available amperage provided at 10th Floor subpanel. Electrical power shall be to be provided up to the existing available amperage provided to the 10th Floor subpanel One to Two (1-2) 20A circuits per small conference rooms, Three to Four (3-4) (20A) circuits per large conference room, and additional 20A circuits will be installed as required in the Test Fit Plans to service equipment called out to be installed, including GFCI protected outlets in the new pantry area. Areas that are not identified to receive electrical power, the minimum code electrical power will be provided of office use. Electrical Outlets, Switches, Trim, etc will be existing or will be supplemented with new to closely match existing.

24.	Landlord has not included costs for Floor Cores for Power/Data to be Hardwired to Furniture Panel Spine. Tenant is considering the option of adding Floor Cores to base scope as an Add Alternative.

25.	Landlord shall reuse existing Fire Alarm System, as allowable by code.

26.	Landlord has not included any costs for work associated with telephone and data wiring. Tenant is considering the option of adding telephone and data wiring to base scope as an Add Alternative.

27.	Landlord has not included any costs for work associated with the installation of a security system.

28.	Landlord has not included any costs for work associated with any bathroom upgrades.

29.	Landlord has not included any costs for work associated with any signage other then signage required by code i.e. exit, evacuation, restroom, etc.

30.	Tenant shall be responsible for moving, storage, purchase, and set-up, etc. of all Tenant’s new and existing movable furniture and equipment.

31.	Landlord considers items not specifically listed and/or addressed above to remain in its existing condition, unless modifications are required by code. If the Tenant chooses to make change(s) to the existing condition(s), the item(s) will be considered an Add Alternative(s) to the base scope of work and the associated cost of the work, once approved by the Tenant, will be the responsibility of the Tenant.

Schedule III

Test Fit Plans

EXHIBIT D

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of                     , 20    , by and between 706 Mission Street Co LLC, a Delaware limited liability company (“Landlord”), and Yelp, Inc. (“Tenant”)

R E C I T A L S:

A. Landlord and Tenant entered into that certain Amended and Restated Office Lease dated as of                      (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, known as Suites          of the Building located at 706 Mission Street, San Francisco, California 94103.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, (b) the Lease Term for the Lease commenced as of     , 20     (the “Lease Commencement Date”) for a term of      (    ) years ending on                      (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on     , 20    .

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

[Remainder of Page Intentionally Blank]

“Landlord”:

706 MISSION STREET CO LLC, a Delaware limited liability company

By:
Name: Sean M. Jeffries
Title: Vice President

“Tenant”:

YELP, INC., a Delaware corporation

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT E

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises, and except for the hanging of reasonable types of wall coverings shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

14. Tenant shall not bring into or keep within the Building or the Premises any animals (except for service animals), birds, bicycles or other vehicles, except for Yelp, Inc.’s founder’s dog, Darwin, or any successor dog to Darwin belonging to Yelp, Inc.’s founder. If Landlord reasonably determines that any such dog allowed within the Building or on the Premises per this Regulation causes unreasonable disturbance to the building or disrupts any other Tenant, Landlord shall have the right to prohibit any such dog or prohibit all dogs (other than seeing eye dogs) permitted under this Regulation via written notice to Tenant.

15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building’s management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT F

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Amended and Restated Office Lease (the “Lease”) made and entered into as of             , 20      and between 706 Mission Street Co LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant, for Premises on the             (    th) floor(s) of the Building located at 706 Mission Street, San Francisco, California hereby certifies as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on             .

3.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.        Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6.        Base Rent became payable on             .

7.        The Lease Term expires on             .

8.        To the best of Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9.        No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

10.        As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

11.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $            .

12.        The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

13.        If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at                      on the      day of             , 20    .

“Tenant”:

[TENANT NAME AND LEGAL ENTITY]

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT G

JANITORIAL SERVICES

Services to be provided on each floor of the Premises on a daily basis (business days only, unless otherwise requested by Tenant; provided, that Tenant may request such services be provided on no more than three (3) non-business days per calendar month; further provided that Tenant provides Landlord with three (3) days advance written notice of Tenant’s request for such services):

•	Vacuum carpets

•	Sweep non-carpeted floors

•	Dust desks and office furniture

•	Wash dishes left in sinks of kitchens

•	Clean restrooms (i.e., empty wastebaskets, clean lavatory fixtures, clean and disinfect toilets and urinals, and mop floors)

•	Restock restrooms with toilet tissue, paper towels, seat-covers, and soap, as needed

Services to be provided on each floor of the Premises on a bi-annual basis:

•	Bi-annual carpet shampooing on each floor

EXHIBIT H

CALIFORNIA ASBESTOS NOTICE

[SEE ATTACHED.]

EXHIBIT H

JMA Ventures, LLC 706 Mission Street, 9th Floor San Francisco, CA 94103 415.646.7766 main 415.777.1878 fax

January 5, 2010

Re: Presence of Asbestos Containing Materials at 706 Mission Street, San Francisco, CA

Dear Tenant/Employee/Contractor:

In accordance with California law (California Health and Safety Code §25915 et seq., Cal/OSHA asbestos construction work standard, 8 CCR § 1529, Cal/OSHA asbestos general industry standard, 8 CCR § 5208, and California Health and Safety Code § 25249,6), we provide notice to you of the presence of known and presumed asbestos and other potentially hazardous materials at 706 Mission Street, San Francisco, California (“Building.”)

I.	Asbestos

A.	Areas of Known and Presumed Asbestos-Containing Materials

Asbestos was widely used in fireproofing and insulation materials from the 1930s to the late 1970s. As a result, more than 750,000 buildings in this country contain some quantity of asbestos. As described below, surveys of the Building indicate that asbestos-containing material (“ACM”) was used in its construction. In addition to known ACMs, for buildings like the Building that were constructed before 1980, Cal/OSHA standards presume that the following materials contain asbestos unless analytical tests demonstrate that they do not contain asbestos:

•	thermal system insulation (“TSI”) applied to pipes, fittings, boilers, breeching, tanks, ducts or other structural components to prevent heat loss or gain;

•

surfacing material that is sprayed, troweled-on or otherwise applied to surfaces (such as acoustical plaster on ceilings and fireproofing materials on structural members, or other materials on surfaces for acoustical, fireproofing, and other purposes); and

•	Asphalt and vinyl flooring material.

The available surveys for the 706 Mission Street building indicate that the following building materials are ACM:

Material	Sample Location	Quantity (+/-)	Result	Category

Black Mastic	8th Floor: Workshop, north side (center), under 12” VFT (cream with amber and rust streaks)	300sf	3% chrysolite	Category 1 (non-friable)

Linoleum with paper backing, brown wood pattern	Basement Storage Room	200sf	40% chrysolite	Regulated Asbestos Containing Material

Amber brown carpet mastic	8th Floor Main space, under carpet	8,000sf	2% chrysolite	Category 1 (non-friable)

All surveys for ACMs, including detailed descriptions of the analytical methods employed, and air monitoring results are available for inspection at building office at 706 Mission Street, San Francisco, California during normal business hours.

706 Mission Street Co, LLC requests that you notify Joe Walsh immediately if you suspect that any ACM or PACM is not in good condition and avoid all contact with such material.

B.	Health Risks Associated with Asbestos

706 Mission Street Co, LLC has no special knowledge about the health impacts of exposure to asbestos. Anyone seeking such information should contact local or state public health officials.

C.	Asbestos Work Guidelines

No one is to repair, drill, bore, or otherwise disturb any known or presumed ACM. Any such activity must be undertaken in accordance with all applicable laws by a “competent person” as defined in the Cal/OSHA regulation and in accordance with all applicable regulations of Cal/OSHA, DTSC, BAAQMD, and the City and County of San Francisco.

II.	Lead

Lead based paint was commonly used until the late 1970’s. Paint in the Building may contain lead.

III.	Proposition 65

A number of building materials in this building have been identified as chemicals known to the State of California to cause cancer, birth defects or other reproductive harm. Proposition 65, the Safe Drinking Water and Toxic Enforcement Act of 1986, requires that you be warned of the presence of these materials.

WARNING: This building contains chemicals known to the State of California to cause cancer, birth detects or other reproductive harm.

Please feel free to contact Joe Walsh at (415) 546-7766 if you have any questions about this letter. 706 Mission Street Co LLC is committed to maintaining a safe and pleasant physical working environment for all employees and contractors.

Sincerely,

/s/ Cody J. Kushner
Cody J. Kushner

First Amendment to the Amended and Restated Office Lease

This First Amendment to the Amended and Restated Office lease (“Amendment”) is made and entered into as of September 3, 2010 (the “Effective Date”), by and between Yelp! Inc., a Delaware corporation (“Tenant”), and 706 Mission Street Co LLC, a Delaware limited liability company (“Landlord”).

Background (or Recitals)

1.	Landlord and Tenant entered into that certain Amended and Restated office Lease effective as of October 1, 2009 (the “Lease”);

2.	Landlord and Tenant have discovered a typographical error made in the Lease. The tenant was mistakenly named in the lease as “Yelp, Inc., a Delaware corporation.”;

3.	Yelp! Inc.” has been the official name of the entity since its date of incorporation with the Secretary of State in Delaware on September 3, 2004, as evidenced by the Certificate of Good Standing from the Delaware Secretary of State as attached to this Amendment as Exhibit A;

4.	The parties now desire to correct the name of the Tenant from “Yelp, Inc.” to Yelp! Inc.”;

5.	Therefore, the parties hereby agree to the following:

Amendments to the Lease

1.	All references in the Lease to “Yelp, Inc.” are hereby replaced with “Yelp! Inc.”

2.	Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between of the lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

3.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which counterparts, when taken together, shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE FOLLOWS.]

1

To evidence their agreement to this Amendment’s terms, the parties have executed and delivered this Amendment as of the Effective Date. This Amendment will not be fully executed and binding on the parties unless and until authorized signatures of both parties are provided below.

Yelp! Inc.		706 Mission Street Co LLC

By:	/s/ Geoffrey L. Donaker	By:
Name:	Geoffrey L. Donaker	Name:
Title:	COO	Title:

By:	/s/ Vlado Herman
Name:	Vlado Herman
Title:	CFO

2

Exhibit A

Certificate of Good Standing

Delaware Secretary of State

3

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “YELP! INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FOURTEENTH DAY OF FEBRUARY, A. D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “YELP! INC.” WAS INCORPORATED ON THE THIRD DAY OF SEPTEMBER, A. D. 2004.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

State of California

Secretary of State

CERTIFICATE OF STATUS

FOREIGN CORPORATION

I, DEBRA BOWEN, Secretary of State of the State of California hereby certify:

That on the 28TH day of SEPTEMBER, 2004, YELPI INC., a corporation organized and existing under the laws of DELAWARE, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in this State; and

That the above corporation is entitled to transact intrastate business in the State of California as of the date of this certificate, however, subject to any licensing requirements otherwise imposed by the laws of this state; and

That no information is available in this office on the financial condition, business activity or practices of this corporation.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of February 14, 2008.

DEBRA BOWEN Secretary of State

NP-25 (REV 1/2007)	osp 06 9931

STATE OF CALIFORNIA FRANCHISE TAX BOARD PO BOX 842857
SACRAMENTO CA 94257-0540	In Reply Refer To:	655tdh
	Date:	02/14/08

ENTITY STATUS

Note: This letter does not
reflect the entity’s status with any other agency.

Entity Name : YELP! INC .

Entity Number : 2677032

☒	1.	The above entity is in good standing with this agency.

☐	2.	The above entity is currently exempt from tax under Revenue and Taxation Code Section 23701 .

☐	3.	Our records indicate the above entity is not incorporated, qualified organized, or registered through the Secretary of State to transact business in California.

☒	4.	The above entity was incorporated, qualified organized, or registered through the Secretary of State on 09/28/2004

☐	5.	The above entity has an unpaid liability of $ for account period(s) ending

☐	6.	Our records do not show that the above entity filed returns for account period(s) ending

☐	7.	The above entity was effective

☒	8.	The above entity’s current address on record with this agency is:

		650 MISSION ST # 2 SAN FRANCISCO CA 94105-4015

☐	9.	We do not have current information about the above entity.

Comments:

REPRESENTATlVE

ASSISTANCE

Telephone assistance is available year-round from 7 a.m until 8 p.m. Monday through Friday. From January through June, assistance is also available form 8 a.m until 5 p.m. on Saturdays. We may modify these hours without notice to meet operational needs

From within the United States, call	(800) 852-5711
From outside the United States, call (not toll-free)	(916) 846-6500
Website at: www.ftb.ca.gov

Assistance for person with disabilities: We comply with the Americans with Disabilities Act. Persons with hearing or speech impairments please call TTY/TDO (800) 822-6266

FTB 4283A LLC (REV09-2002)

SECOND AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE

This SECOND AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE (this “Amendment”) is made and entered into as of December 3, 2010, by and between 706 Mission Street Co LLC, a Delaware limited liability company (“Landlord”), and Yelp! Inc., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord, as landlord, and Tenant, as tenant, are parties to that certain Amended and Restated Office Lease dated as of October 1, 2009 (the “Original Lease”), as amended by that certain First Amendment to the Amended and Restated Office Lease dated as of September 3, 2010 (the “First Amendment” and, together with the Original Lease, the “Lease”), under which Landlord leases to Tenant that certain space consisting of approximately 9,801 rentable square feet commonly known as Suite 300 and located on the third (3rd) floor (the “3rd Floor Premises”), approximately 9,801 rentable square feet of space commonly known as Suite 700 and located on the seventh (7th) floor (the “7th Floor Premises”), approximately 9,801 rentable square feet commonly known as Suite 800 and located on the eighth (8th) floor (the “8th Floor Premises,”), approximately 9,801 rentable square feet commonly known as Suite 900 and located on the ninth (9th) floor (the “9th Floor Premises”), and approximately 9,801 rentable square feet commonly known as Suite 1000 and located on the tenth (10th) floor (the “10th Floor Premises,” and collectively with the 3rd Floor Premises, the 7th Floor Premises, the 8th Floor Premises, and the 9th Floor Premises, the “Existing Premises”) of that certain building (the “Building”) located at 706 Mission Street, San Francisco, California.

B. Landlord and Tenant now desire to amend the Lease in certain respects, including (i) expanding the Premises of the Lease to include that certain space consisting of approximately 9,801 rentable square feet commonly known as Suite 200 consisting of the entire second (2nd) floor of the Building, as more particularly shown as the cross-hatched area on Exhibit A attached hereto and incorporated herein by reference (the “2nd Floor Expansion Premises”), and (ii) modifying various other terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Defined Terms. All terms defined in the Lease when used herein shall have their respective meanings as set forth in the Lease unless expressly superseded by the terms of this Amendment.

2. Expansion Premises.

2.1 2nd Floor Expansion Premises Term. Effective as of the earlier to occur of (a) the date upon which Tenant first commences to conduct business in the 2nd Floor Expansion Premises, and (b) February 1, 2011 (such earlier date, the “2nd Floor Expansion Premises Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 2nd Floor Expansion Premises on all of

706 MISSION STREET [YELP! INC.]

the terms of the Lease, as hereby amended, and the Existing Premises shall be increased to include the 2nd Floor Expansion Premises for a term coterminous with the Lease term of Tenant’s lease of the Existing Premises. The period commencing on the 2nd Floor Expansion Premises Commencement Date and continuing through and including the Lease Expiration Date is sometimes referred to herein as the “2nd Floor Expansion Premises Term”. The Existing Premises and the 2nd Floor Expansion Premises shall hereinafter collectively be referred to as the “Premises,” and all references in the Lease, as hereby amended, to the “Premises,” shall be deemed to refer to the Premises as defined herein.

2.2 Early Access to 2nd Floor Expansion Premises. Notwithstanding any provision to the contrary contained in this Amendment, Tenant shall have the right to access the 2nd Floor Expansion Premises solely for the purpose of performing Alterations in accordance with the terms and conditions of Article 8 of the Original Lease, commencing on the date that this Amendment is fully executed and delivered by Landlord and Tenant, provided that (i) Tenant shall have delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with the terms of the Lease, and (ii) all of the terms and conditions of the Lease, as hereby amended, shall apply, other than Tenant’s obligation to pay Fixed Rent or Tenant’s Share of Direct Expenses, as though the 2nd Floor Expansion Premises Commencement Date had occurred (although the 2nd Floor Expansion Premises Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1 above) upon such access of all or any portion of the 2nd Floor Expansion Premises by Tenant.

3. Condition of Expansion Premises.

3.1 As-Is. Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the 2nd Floor Expansion Premises, and Tenant shall accept the 2nd Floor Expulsion Premises and the Building in their presently existing “as-is” condition.

3.2 2nd Floor Expansion Premises Allowance. Any Alterations to the 2nd Floor Expansion Premises shall be performed by Tenant in accordance with the terms and conditions of Article 8 of the Lease. Landlord shall pay to Tenant, in accordance with this Section 3.2, an amount not to exceed $103,318.22 (i.e., $10.5416 per rentable square foot of the Floor Expansion Premises multiplied by 9,801 rentable square feet) (the “2nd Floor Expansion Premises Allowance”), provided as of the date on which Landlord is required to make any payment thereof, (i) the Lease, as hereby amended, is in force and effect, and (ii) no default by Tenant under the Lease, as hereby amended, then exists. The 2nd Floor Expansion Premises Allowance shall be payable on account of overhead fees, costs, and expenses related to the design and construction of any Alterations performed by Tenant in the 2nd Floor Expansion Premises in accordance with the terms and conditions of Article 8 of the Lease after the mutual execution and delivery of this Amendment and prior to July 1, 2011 (collectively, the “Initial 2nd Floor Alterations”). Except as expressly set forth below, Tenant shall not be entitled to receive any portion of the 2nd Floor Expansion Premises Allowance not actually expended by Tenant pursuant to the immediately preceding sentence; provided, however, that Tenant shall have the right, prior to December 31, 2011 and upon thirty (30) days’ prior written notice to Landlord, to use any unexpended portion of the 2nd Floor Expansion Premises Allowance as a credit against the monthly Base Rent for the 2nd Floor Expansion Premises otherwise due pursuant to the Lease, as hereby amended. As of July 1, 2011, any amount of the 2nd Floor Expansion Premises Allowance that has not been previously disbursed shall be retained by Landlord. Landlord shall make a one-time payment of any applicable portion of the 2nd Floor Expansion Premises Allowance to Tenant within thirty (30) clays after submission by Tenant to Landlord of a written requisition therefor, signed by the chief financial officer of Tenant and accompanied by all such documents and information as Landlord may reasonably request, including, without limitation, the following: (a) copies of paid invoices covering Tenant’s performance of all Alterations performed by Tenant in the 2nd Floor Expansion Premises theretofore approved by Landlord in accordance with Article 8 of the Lease, (b) a written certification from Tenant’s architect stating that all Alterations described on

-2-	706 MISSION STREET [YELP! INC.]

such invoices (if applicable) have been completed in accordance with the final plans therefor, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant final, unconditional waivers and releases of lien with respect to such work (copies of which shall be included with such architect’s certification), (c) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by all governmental bodies having jurisdiction over the Building with respect to any Alterations performed by Tenant, and (d) final “as-built” plans and specifications for any Alterations performed by Tenant. Tenant shall pay all costs of any Alterations in excess of the 2nd Floor Expansion Premises Allowance. Landlord shall not charge Tenant a supervisory fee in connection with the Initial 2nd Floor Attentions made to the 2nd Floor Expansion Premises.

4. Base Rent.

4.1 Existing Premises. Tenant shall continue to pay to Landlord Base Rent for the Existing Premises through the Lease Term in accordance with the terms of the Lease.

4.2 2nd Floor Expansion Premises. Commencing on the 2nd Floor Expansion Premises Commencement Date and continuing through the 2nd Floor Expansion Premises Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 2nd Floor Expansion Premises in accordance with the following schedules and otherwise in accordance with terms of the Lease):

Period During 2nd Floor Expansion Premises Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
Lease Year 1	$183,768.72	$15,314.06	$18.75
Lease Year 2	$242,574.72	$20,214.56	$24.75
Lease Year 3 – Lease Expiration Date	$250,807.56	$20,900.63	$25.59

5. Tenant’s Share of Direct Expenses. Tenant shall continue to pay to Landlord Tenant’s Share of Direct Expenses for the Existing Premises in accordance with the terms of the Lease. During the 2nd Floor Expansion Premises Term, Tenant shall pay to Landlord Tenant’s Share of Direct Expenses for the 2nd Floor Expansion Premises in accordance with the terms of the Lease; provided that, with respect to the 2nd Floor Expansion Premises only, (a) Tenant’s Share shall be 9.47%, and (b) the Base Year shall be calendar year 2011.

6. Security Deposit. Landlord and Tenant acknowledge that Landlord is currently holding a Security Deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). Concurrently with Tenant’s execution of this Amendment, Tenant shall deposit with Landlord an amount equal to Twenty Thousand Four Hundred Eighteen and 75/100 Dollars ($20,418.75) to be held by Landlord in addition to the existing Security Deposit. Accordingly, as of the date hereof, notwithstanding anything in the Lease to the contrary, the Security Deposit to be held by Landlord pursuant to the Lease, as hereby amended, shall equal One Hundred Seventy Thousand Four Hundred Eighteen and 75/100 Dollars ($170,418.75).

7. Right of First Refusal. Landlord hereby grants to Tenant an ongoing right of first refusal (the “Right of First Refusal”) with respect to any rentable office space located in the Building that is not a part of the Premises (the “First Refusal Space”). Subject to Section 7.2 below, such Right of First

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Refusal shall be applicable only following the expiration or earlier termination of any existing lease of space within the First Refusal Space (including any renewals thereof (and irrespective of whether any such renewal rights are executed strictly in accordance with their terms). Further, subject to Section 7.2 below, Tenant’s Right of First Refusal shall be subordinate to all exiting rights of other tenants of the Building, which rights relate to such First Refusal Space and are set forth in existing leases of space in the Building or leases of any portion of the First Refusal Space entered into after the effective date in accordance with the terms of this Section 7, including any renewal, extension or expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights) set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms or pursuant to a lease amendment or a new lease (all such tenants under such leases are collectively referred to herein as the “Superior Right Holders”).

7.1 Procedure for Offer. Landlord shall notify Tenant in writing (a “First Refusal Notice”) from time to time if and when Landlord receives a “bona-fide third-party offer” for the First Refusal Space or any portion thereof. A “bona-fide third-party offer” shall mean any term sheet, letter of intent or draft lease for the lease of any portion of the First Refusal Space to a third party tenant (the “Third Party”) that identifies the portion of the First Refusal Space proposed to be leased and contains the material economic terms of the proposed lease of such First Refusal Space that have been agreed upon by Landlord and such Third Party (including, at a minimum, the lease term, the base rent, the base year, and any renewal options, tenant improvement allowance, or free rent) (collectively, such material economic terms are referred to herein as the “Economic Terms”). The First Refusal Notice shall constitute Landlord’s offer to lease to Tenant the subject First Refusal Space on the Economic Terms set forth in the bona-fide third-party offer, a copy of which shall be attached to the First Refusal Notice.

7.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Refusal upon the Economic Terms set forth in the bona-fide third-party offer attached to the First Refusal Notice, then within five (5) business days of delivery of such First Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord irrevocable exercising Tenant’s exercise of its Right of First Refusal with respect to the entire subject First Refusal Space on the Economic Terms contained in the bona-fide third-party offer attached to the First Refusal Notice. If Tenant does not so notify Landlord within such five (5) business day period, then Landlord shall be free to negotiate and enter into a lease for the subject First Refusal Space with the Third Party upon any terms that Landlord desires (subject to this Section 7.2), and Tenant’s continuing Right of First Refusal for such space shall thereafter arise only following the expiration or earlier termination of any such lease (including renewals thereof which arise from an express written provision in such tenant’s lease (but irrespective of whether any such renewals are executed strictly in accordance with their terms, provided that the lease term of any such renewal right shall not be modified)). Additionally, Tenant hereby acknowledges and agrees that the Third Party with whom Landlord enters into a subsequent lease for the subject First Refusal Space shall, with respect to any and all “Qualified Expansions” (defined below) (but irrespective of whether any such Qualified Expansions are executed strictly in accordance with their terms, provided that the space subject to such Qualified Expansions shall not be modified) be deemed a Superior Right Holder for purposes of this Section 7. “Qualified Expansions” shall mean any expansion, first negotiation, first offer, first refusal or similar rights set forth in the Economic Terms presented to Tenant and in such Third Party’s subsequent lease of the subject First Refusal Space. Notwithstanding any provision to the contrary contained in this Section 7.2 above, Landlord’s final form of lease with the Third Party must contain Economic Terms that are not more than five percent (5%) more favorable than those Economic Terms set forth in the bona-fide third party offer attached to the First Refusal Notice. If, however, such subsequent lease with the Third Party contains Economic Terms that are more than five percent (5%) more favorable than those Economic Terms set forth in the bona-fide third party offer attached to the First Refusal Notice, then before entering into such lease with the Third Party, Landlord shall notify Tenant of such more favorable Economic

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Terms (the “Subsequent Notice’); thereupon, Tenant shall have the right to lease the First Refusal Space upon the terms set forth in such Subsequent Notice by delivering written notice thereof to Landlord within five (5) days after Tenant’s receipt of Landlord’s notice.

7.3 Amendment to Lease. If Tenant timely exercises Tenant’s Right of First Refusal as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall execute an amendment to the Lease, as amended, for such First Rental Space upon the Economic Terms as set forth in the bona-fide third party offer attached to the First Refusal Notice (or the Subsequent Notice, if applicable), but otherwise upon the terms and conditions set forth in the Lease, as amended, including this Section 7. Notwithstanding the foregoing, an otherwise valid exercise of Tenant’s Right of First Refusal shall be of full force and effect irrespective of whether a Lease amendment is timely signed by Landlord and Tenant.

7.4 Termination of Right of First Refusal. The rights contained in this Section 7 shall be personal to the originally named tenant in this Amendment (the “Original Tenant”) and may only be exercised by the Original Tenant or a Permitted Transferee (but not any other assignee, sublessee or transferee of the Original Tenant’s interest in the Lease, as amended) if the Original Tenant or Permitted Transferee occupies the entire Premises. The Right of First Refusal shall terminate as to all First Refusal Space and thereafter be of no further force or effect on the earlier to occur of (a) the Early Termination Date (as defined in the Original Lease) and (b) the date that is one (1) year prior to the Expiration Date, as the same may be extended. In addition, Tenant shall not have the right to lease the First Refusal Space as provided in this Section 7 if, as of the date of the attempted exercise of the Right of First Refusal by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under the Lease, as amended.

8. Termination Rights.

8.1 Tenant Termination Right. Tenant’s termination right as set forth Section 2.3 of the Original Lease shall remain in full force and effect; provided, however, that the Termination Fee shall include the unamortized amount as of the Early Termination Date of the 2nd Floor Expansion Premises Allowance, which shall be calculated pursuant to the penultimate grammatical paragraph of Section 2.3 of the Original Lease; further provided, that all references to “the Lease” or “this Lease” set forth in such Section 2.3 of the Original Lease shall be deemed to refer to the Lease, as hereby amended, and all references to “the Premises” set forth in such Section 2.3 of the Original Lease shall be deemed to refer to the Existing Premises and the 2nd Floor Expansion Premises.

8.2 Landlord Termination Right. Landlord’s termination right as set forth in Section 2.4 of the Original Lease shall remain in full force and effect provided that all references to “the Lease” or “this Lease” set forth in such Section 2.4 of the Original Lease shall be deemed to refer to the Lease, as hereby amended, and all references to “the Premises” set forth in such Section 2.4 of the Original Lease shall be deemed to refer to the Existing Premises and the 2nd Floor Expansion Premises.

9. Renewal Option. Tenant’s renewal right as set forth in Article 17 of the Original Lease shall remain in full force and effect; provided, however, that, notwithstanding anything in the Lease to the contrary. (a) as a condition to Tenant’s exercising such renewal right, at the time that the Exercise Notice is given (if at all), Tenant shall be occupying at least eighty percent (80%) of the Premises then leased to Tenant (which eighty percent (80%) (or greater percentage) shall be comprised of all of the 7th Floor Premises, all of the 8th Floor Premises, all of the 9th Floor Premises, and all of the 10th Floor Premises, plus all or a portion of the 2nd Floor Expansion Premises and/or the 3rd Floor Premises); and (b) Tenant shall exercise its renewal option, if at all, with respect to all of the Premises then leased to Tenant.

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10. Brokers. Landlord has retained The CAC Group, Inc. (“Landlord’s Agent’) as leasing agent in connection with this Amendment and Landlord will be solely responsible for any fee that may be payable to Landlords Agent. Landlord agrees to pay a commission to CB Richard Ellis, Inc. (“Tenant’s Broker”) pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Amendment other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or Judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing, which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlords Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment and/or the above representation being false.

11. Time of Essence. Time is of the essence with respect to the performance of every provision of this Amendment in which time of performance is a factor. Unless otherwise indicated, all references herein to a number of “days” shall mean and refer to calendar days.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. Signatures of the parties transmitted by facsimile or electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all purposes, as binding the transmitting party hereto. The parties intend to be bound by the signatures transmitted by facsimile or electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

13. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:		“Tenant”:

706 MISSION STREET CO LLC,		YELP INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Sean Jeffries	By:	/s/ Vlado Herman
Name:	Sean Jeffries	Name:	Vlado Herman
Title:	Authorized Officer	Title:	CFO

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE]

706 MISSION STREET [YELP! INC.]

Exhibit A

Outline of 2nd Floor Expansion Premises

706 MISSION STREET [YELP! INC.]

THIRD AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE

This THIRD AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE (this “Amendment”) is made and entered into as of July 29, 2011, by and between 706 MISSION STREET CO LLC, a Delaware limited liability company (“Landlord”), and YELP! INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord, as landlord, and Tenant, as tenant, are parties to that certain Amended and Restated Office Lease dated as of October 1, 2009 (the “Original Lease”), as amended by that certain First Amendment to the Amended and Restated Office Lease dated as of September 3, 2010 (the “First Amendment”) and that certain Second Amendment to the Amended and Restated Office Lease dated as of December 3, 2010 (the “Second Amendment,” and, collectively with the Original Lease and the First Amendment, the “Lease”), under which Landlord leases to Tenant that certain space consisting of approximately 9,801 rentable square feet commonly known as Suite 200 and located on the second (2nd) floor (the “2nd Floor Premises”), approximately 9,801 rentable square feet commonly known as Suite 300 and located on the third (3rd) floor (the “3rd Floor Premises”), approximately 9,801 rentable square feet of space commonly known as Suite 700 and located on the seventh (7th) floor (the “7th Floor Premises”), approximately 9,801 rentable square feet commonly known as Suite 800 and located on the eighth (8th) floor (the “8th Floor Premises,”), approximately 9,801 rentable square feet commonly known as Suite 900 and located on the ninth (9th) floor (the “9th Floor Premises”), and approximately 9,801 rentable square feet commonly known as Suite 1000 and located on the tenth (10th) floor (the “10th Floor Premises,” and collectively with the 2nd Floor Premises, the 3rd Floor Premises, the 7th Floor Premises, the 8th Floor Premises, and the 9th Floor Premises, the “Existing Premises”) of that certain building (the “Building”) located at 706 Mission Street, San Francisco, California.

B. Landlord and Tenant now desire to amend the Lease in certain respects, including (i) expanding the Premises of the Lease to include that certain space consisting of approximately 9,801 rentable square feet commonly known as Suite 400 consisting of the entire fourth (4th) floor of the Building, as more particularly shown on Exhibit A attached hereto and incorporated herein by reference (the “4th Floor Expansion Premises”) and (ii) modifying various other terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Defined Terms. All terms defined in the Lease when used herein shall have their respective meanings as set forth in the Lease unless expressly superseded by the terms of this Amendment.

706 MISSION STREET [YELP! INC.]

2. 4th Floor Expansion Premises.

2.1 Effective as of the date of execution and delivery of this Amendment by both Landlord and Tenant (the “4th Floor Expansion Premises Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 4th Floor Expansion Premises on all of the terms of the Lease, as hereby amended, and the Existing Premises shall be increased to include the 4th Floor Expansion Premises for a term coterminous with the Lease Term of Tenant’s lease of the Existing Premises. The period commencing on the 4th Floor Expansion Premises Commencement Date and continuing through and including the Lease Expiration Date is sometimes referred to herein as the “4th Floor Expansion Premises Term”. The Existing Premises and the 4th Floor Expansion Premises shall hereinafter collectively be referred to as the “Premises,” and all references in the Lease, as hereby amended, to the ‘Premises,” shall be deemed to refer to the Premises as defined herein. Notwithstanding anything contained herein or in the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that the Lease Expiration Date for the entire Premises, including the 4th Floor Expansion Premises, shall be September 30, 2013, and Tenant shall have no right to renew or extend the Lease Term beyond such Lease Expiration Date.

3. Condition of Expansion Premises.

3.1 As-Is. Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the 4th Floor Expansion Premises, and Tenant shall accept the 4th Floor Expansion Premises and the Building in their presently existing “as-is” condition.

3.2 4th Floor Expansion Premises Alterations. Any Alterations to the 4th Floor Expansion Premises shall be performed by Tenant in accordance with the terms and conditions of Article 8 of the Lease. For purposes of the work contemplated in this Amendment, Studio 0+A is hereby approved as the architect and Terranova is hereby approved as the general contractor. Landlord shall not charge Tenant a supervisory fee in connection with the design and construction of the initial Alterations in the 4th Floor Expansion Premises.

3.3 Tenant’s Termination Right. In the event that Tenant’s design and construction of the initial Alterations in the 4th Floor Expansion Premises (including without limitation Tenant’s obtaining any necessary building permit(s) for such Alterations) results in a building inspector from the city or county of San Francisco requiring work to be done in the 4th Floor Expansion Premises in order to comply with Applicable Laws, and the cost of such work, as reasonably determined by Tenant, exceeds Fifty Thousand and No/100 Dollars ($50,000.00), then, Tenant shall provide Landlord with an itemized description of the cost of such work and, notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right to terminate and cancel the Lease, as hereby amended, solely with respect to the 4th Floor Expansion Premises, effective as of the date (such date, “Tenant’s Early Termination Date”) of Landlord’s receipt (or deemed receipt) of Tenant’s written notice to Landlord stating that Tenant is electing to terminate the Lease, as hereby amended, solely with respect to the 4th Floor Expansion Premises, pursuant to the terms of this Section 3.3. Provided that Tenant terminates the Lease, as hereby amended, solely with respect to the 4th Floor Expansion Premises, in accordance with the terms of this Section 3.3 then, solely with respect to the 4th Floor Expansion Premises, the Lease, as hereby amended, shall terminate as of Tenant’s Early Termination Date with the same force and effect as if the Lease, as hereby amended, were scheduled to expire in accordance with its terms on Tenant’s Early Termination Date.

3.4 Landlord’s Termination Right. In the event that Tenant’s design and construction of the initial Alterations in the 4th Floor Expansion Premises (including without limitation Tenant’s obtaining any necessary building permit(s) for such Alterations) results in a building inspector from the

706 MISSION STREET [YELP! INC.]

2.

city or county of San Francisco requiring work to be done to the Building or the Real Property in order to comply with Applicable Laws, and the cost of such work, as reasonably determined by the Building contractor, exceeds Ten Thousand and No/100 Dollars ($10,000.00), then, Landlord shall provide Tenant with an itemized description of the cost of such work and, notwithstanding anything to the contrary contained in the Lease, Landlord shall have the right to terminate and cancel the Lease, as hereby amended, solely with respect to the 4th Floor Expansion Premises, effective as of the date (such date, “Landlord’s Early Termination Date”) immediately following the fifth (5th) business day after Tenant’s receipt (or deemed receipt) of Landlord’s written notice to Tenant (“Landlord’s Termination Notice”) stating that Landlord is electing to terminate the Lease, as hereby amended, solely with respect to the 4 Floor Expansion Premises, pursuant to the terms of this Section 3.4; provided, however, that, within five (5) business days of receipt (or deemed receipt) of Landlord’s Termination Notice, Tenant may elect, by written notice to Landlord (which notice shall be received, or deemed received, by Landlord within such five (5) business day period) to pay in full the cost of all such work in excess of Ten Thousand and No/100 Dollars ($10,000.00), in which case the Lease, as hereby amended, shall not terminate and Tenant shall immediately pay any and all such costs upon completion of such work. Provided that Landlord terminates the Lease, as hereby amended, solely with respect to the 4th Floor Expansion Premises, in accordance with the terms of this Section 3.4 then, solely with respect to the 4th Floor Expansion Premises, the Lease, as hereby amended, shall terminate as of Landlord’s Early Termination Date with the same force and effect as if the Lease, as hereby amended, were scheduled to expire in accordance with its terms on Landlord’s Early Termination Date.

4. Base Rent.

4.1 Existing Premises. Tenant shall continue to pay to Landlord Base Rent for the Existing Premises through the Lease Term in accordance with the terms of the Lease.

4.2 4th Floor Expansion Premises. Commencing on the 4th Floor Expansion Premises Commencement Date and continuing through the 4th Floor Expansion Premises Term, Tenant shall pay to Landlord monthly installments of Base Rent for the 4th Floor Expansion Premises in accordance with the following schedule and otherwise in accordance with the terms of the Lease):

Period during 4th Floor Expansion Premises Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
4th Floor Expansion Premises Commencement Date – December 31, 2012	$225,423.00	$18,785.25	$23.00
January 1, 2013 – Lease Expiration Date	$235,224.00	$19,602.00	$24.00

*	Subject to the terms and conditions set forth in Section 4.3 below.

4.3 4th Floor Expansion Premises Rent Abatement. Notwithstanding anything in Section 4.2 to the contrary, Landlord hereby conditionally waives Tenant’s obligation to pay (a) Base Rent with respect to the 4th Floor Expansion Premises for the period commencing on the 4th Floor Expansion Premises Commencement Date and continuing through and including December 31, 2011 and (b) that portion of Base Rent with respect to the 4th Floor Expansion Premises consisting of Three Thousand Four Hundred Thirty and 35/100 ($3,430.35) for the calendar month commencing January 1, 2012 (collectively, the “Rent Abatement Period”). Landlord and Tenant acknowledge that the Rent

706 MISSION STREET [YELP! INC.]

3.

Abatement Period has been granted to Tenant as additional consideration for Tenant entering into this Amendment and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease, as hereby amended. Accordingly, if Tenant shall be in default, beyond applicable notice and cure periods (if any), under the Lease, as hereby amended, then Landlord, at its option and in addition to any other remedies Landlord may have under the Lease, as hereby amended, may elect that the dollar amount of the unapplied portion of the Base Rent abated as of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the 4th Floor Expansion Premises Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

5. Tenant’s Share of Direct Expenses. Tenant shall continue to pay to Landlord Tenant’s Share of Direct Expenses for the Existing Premises in accordance with the terms of the Lease. During the 4th Floor Expansion Premises Term, Tenant shall pay to Landlord Tenant’s Share of Direct Expenses for the 4th Floor Expansion Premises in accordance with the terns of the Lease; provided that, with respect to the 4th Floor Expansion Premises only, (a) Tenant’s Share shall be 9.47%, and (b) the Base Year shall be calendar year 2011.

6. Deletions. Sections 2.3 and 2.4 and Article 17 of the Original Lease and Sections 8 and 9 of the Second Amendment are hereby deemed deleted in their entirety and of no further force or effect.

7. Brokers. Landlord has retained The CAC Group, Inc. (“Landlord’s Agent”) as leasing agent in connection with this Amendment and Landlord will be solely responsible for any fee that may be payable to Landlords Agent. Landlord agrees to pay a commission to CB Richard Ellis, Inc. (“Tenant’s Broker”) pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Amendment other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing, which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment and/or the above representation being false.

8. Notice. Notwithstanding anything to the contrary set forth in the Lease, effective as of the date of this Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following address:

Millennium Partners

735 Market Street, 6th Floor

San Francisco, CA 94103

Attention: Sean Jeffries

9. Time of Essence. Time is of the essence with respect to the performance of every provision of this Amendment in which time of performance is a factor. Unless otherwise indicated, all references herein to a number of “days” shall mean and refer to calendar days.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. Signatures of the parties transmitted by facsimile or electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all

706 MISSION STREET [YELP! INC.]

4.

purposes, as binding the transmitting party hereto. The patties intend to be bound by the signatures transmitted by facsimile or electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

11. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

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[SIGNATURE PAGE FOLLOWS.]

706 MISSION STREET [YELP! INC.]

5.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:		“Tenant”:

706 MISSION STREET CO LLC, a Delaware limited liability company		YELP! Inc., a Delaware corporation

By:	/s/ Sean Jeffries	By:	/s/ Vlado Herman

Name:	/s/ Sean Jeffries	Name:	/s/ Vlado Herman

Title:	/s/ Authorized Manager	Title:

By:

Name:

Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE]

706 MISSION STREET [YELP! INC.]

Exhibit A

Outline of 4th Floor Expansion Premises

706 MISSION STREET [YELP! INC.]